UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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ABM Industries Incorporated

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ABM

Proxy Statement

2026

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 25, 2026 | 11:00 AM ET

February 13, 2026

Dear Fellow Stockholders,

On behalf of the Board of Directors, it is my pleasure to share our perspectives on ABM Industries Incorporated’s performance and progress over the past year.

Strategic Execution

Fiscal 2025 was a year of solid execution against the Company’s long-term strategic priorities. Despite a complex and evolving macroeconomic backdrop, ABM delivered record revenue and new sales bookings, underscoring the resilience of its business model and the effectiveness of its strategic focus. These results reflect disciplined decision-making, continued investment in differentiated capabilities, and the consistent delivery of essential services to a broad and diversified client base.

Throughout the year, the Board constructively engaged with management on execution across the enterprise, with particular attention to growth, operational discipline, and risk management. ABM continued to strengthen its position in markets where scale, technical expertise, and reliability are increasingly valued, while maintaining balance across its portfolio. The Board was encouraged by the Company’s ability to drive growth while also enhancing underlying performance in several of its segments, reinforcing confidence in ABM’s long-term strategy.

In addition to financial performance, the Board oversaw meaningful progress on several strategic initiatives designed to support sustainable value creation. These included continued modernization of the Company’s operating platform, targeted investments in technology and data capabilities, and actions to improve efficiency and scalability. While initiatives of this scope require thoughtful execution, the Board believes these efforts are essential to positioning ABM for long-term competitiveness and margin expansion.

Capital Allocation

ABM continued to deploy capital in a disciplined manner, balancing reinvestment in the business with meaningful returns to shareholders. During the year, the Company repurchased shares, reduced its outstanding share count, and extended its long-standing dividend record, actions that reflect both confidence in the business and a continued commitment to long-term shareholder value.

The Board also supported the Company’s corporate development actions as a strategic lever to enhance ABM’s capabilities and growth profile. In December 2025, ABM announced an agreement to acquire WGNSTAR, a provider of managed workforce solutions and equipment support services for the semiconductor and high-technology industries. The Board believes the transaction aligns well with ABM’s disciplined approach to mergers and acquisitions, which emphasizes strategic fit, long-term growth, and value creation. Taken together with the Company’s RavenVolt acquisition, which expanded ABM’s capabilities in energy resiliency and microgrids, these transactions reflect the Company’s strategy to build scale and expertise in high-growth markets where we believe ABM is well positioned to create shareholder value over time.

Governance

We remain committed to having the right mix of skills, qualifications and technical expertise on the Board. In 2025 we added Carol Clements, Chief Digital and Technology Officer of JetBlue, and Barry Hytinen, Chief Financial Officer of Iron Mountain, as independent directors. Carol and Barry bring expertise in important areas such as technology, cybersecurity, capital allocation and mergers & acquisitions, reflecting the Board's thoughtful approach to align Board refreshment efforts with the evolution of our corporate strategy.

The Board was also deeply engaged in its governance and oversight responsibilities. We maintained a strong focus on enterprise risk management, internal controls, and leadership development, while reinforcing a culture grounded in safety, integrity, and accountability. Succession planning and talent development continue to be priorities, supporting continuity and long-term organizational strength.

A Bright Future

As we look ahead, the Board believes ABM enters fiscal 2026 from a position of strength. Record bookings in 2025, a healthy backlog, and continued demand across key end markets support a positive outlook. At the same time, we are ever mindful of broader economic conditions and are committed to prudent oversight as the Company navigates both opportunities and challenges in the year ahead.

On behalf of the Board, I thank ABM’s employees for their dedication and professionalism, our clients for their trust, and you, our stockholders, for your continued support.

Sincerely,

Sudhakar Kesavan Chairman of the Board

ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
WHEN Wednesday, March 25, 2026 11:00 a.m. Eastern Time

PROXY VOTING – CAST YOUR VOTE RIGHT AWAY

Your vote is important. Even if you plan to attend the Annual Meeting, please vote as soon as possible using the Internet or by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

WHERE Virtual www.virtualshareholdermeeting.com/ABM2026	Using the Internet and voting at the website listed on the proxy card or the notice;
Using the toll-free phone number listed on your proxy card or voting instruction form; or
If you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

ITEMS OF BUSINESS

1.
Election of the twelve director nominees to serve one-year terms.
2.
Advisory approval of our executive compensation.
3.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026.
4.
Transaction of such other business as may properly come before the Annual Meeting.

RECORD DATE

Stockholders of record at the close of business on January 26, 2026 are entitled to notice of, and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2026:

The Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders

are available on the Internet at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card or voting instruction card you received in the mail.

By Order of the Board of Directors,

David R. Goldman

Vice President and Corporate Secretary

TABLE OF CONTENTS

Page
PROXY STATEMENT	i
PROXY STATEMENT SUMMARY	i
CORPORATE GOVERNANCE AND BOARD MATTERS	1
PROPOSAL 1–ELECTION OF TWELVE DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS	2
Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2027	3
The Board of Directors	9
Corporate Governance	9
Identifying and Evaluating Nominees for Directors	10
Board Leadership Structure	10
Director Independence	11
Board and Committee Evaluations	11
The Board’s Oversight of Risk Management	12
The Board’s Role in Cybersecurity Risk Oversight	13
Corporate Responsibility	13
Mandatory Retirement	15
Outside Board Limits	15
Board Committees	15
Board and Committee Attendance in Fiscal Year 2025	16
DIRECTOR COMPENSATION FOR FISCAL YEAR 2025	18
2025 Non-Employee Director Compensation Elements	18
2025 Non-Employee Director Compensation Table	19
Non-Employee Director Deferred Compensation Plan	19
Director Stock Ownership Policy	20
EXECUTIVE COMPENSATION	21
PROPOSAL 2–ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	22
COMPENSATION DISCUSSION AND ANALYSIS	23
Our Compensation Philosophy and Practices	23
How We Compensated Our NEOs in 2025	29
Other Compensation and Governance-Related Matters	37
Compensation Committee Report	39
Additional Information About Executive Compensation	40
2025, 2024 and 2023 Summary Compensation Table	40
Grants of Plan-Based Awards During Fiscal Year 2025	41
Outstanding Equity Awards at 2025 Fiscal Year-End	42
Option Exercises and Stock Vested in Fiscal Year 2025	43
Nonqualified Deferred Compensation in Fiscal Year 2025	43
Potential Post-Employment Payments	44
2025 CEO Pay Ratio	49
Pay Versus Performance	50
AUDIT MATTERS	54
PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2026	55
AUDIT-RELATED MATTERS	56
Audit Committee Report	56
Principal Accounting Firm Fees and Services	57
Policy on Preapproval of Independent Registered Public Accounting Firm Services	57

Note About Forward-Looking Statements

This Proxy Statement contains both historical and forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We make forward-looking statements related to future expectations, estimates, and projections that are uncertain and often contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict. Particular risks and uncertainties that could cause our actual results to be materially different from those expressed in our forward-looking statements include those listed below:

•
Our success depends on our ability to gain profitable business despite competitive market pressures.
•
Our results of operations can be adversely affected by labor shortages, turnover, and labor cost increases.
•
We may not be able to attract and retain qualified personnel and senior management we need to support our business.
•
Investments in and changes to our businesses, operating structure, or personnel relating to our strategic initiatives, including the implementation of strategic transformations, enhanced business processes, and technology initiatives, may not have the desired effects on our financial condition and results of operations.
•
Our ability to preserve long-term client relationships is essential to our continued success.
•
Our use of subcontractors or joint venture partners to perform work under customer contracts exposes us to liability and financial risk.
•
Our international business involves risks different from those we face in the United States that could negatively impact our results of operations and financial condition.
•
Decreases in commercial office space utilization due to hybrid work models and increases in office vacancy rates could adversely affect our financial condition.
•
Negative changes in general economic conditions, such as recessionary pressures, high interest rates, durable and non-durable goods pricing, changes in energy prices, or changes in consumer goods pricing could reduce the demand for our services and, as a result, reduce our revenue and earnings and adversely affect our financial condition.
•
We may experience breaches of, or disruptions to, our information technology systems or those of our third-party providers or clients, or other compromises of our data that could adversely affect our business.
•
Our ongoing implementation of new enterprise resource planning and related boundary systems could adversely impact our ability to operate our business, including the timing and amount of working capital needed, and report our financial results.
•
Acquisitions, divestitures, and other strategic transactions could fail to achieve financial or strategic objectives, disrupt our ongoing business, and adversely impact our results of operations.
•
We may not realize the growth opportunities and synergies that are anticipated from our acquisition of Iveagh New Opportunities Limited, a company incorporated in Ireland, and its direct and indirect wholly-owned subsidiaries.
•
We manage our insurable risks through a combination of third-party purchased policies and self-insurance, and we retain a substantial portion of the risk associated with expected losses under these programs, which exposes us to volatility associated with those risks, including the possibility that changes in estimates to our ultimate insurance loss reserves could result in material charges against our earnings.
•
Our risk management and safety programs may not have the intended effect of reducing our liability for personal injury or property loss.
•
Unfavorable developments in our class and representative actions and other lawsuits alleging various claims could cause us to incur substantial liabilities.

•
We are subject to extensive legal and regulatory requirements, which could limit our profitability by increasing the costs of legal and regulatory compliance.
•
A significant number of our employees are covered by collective bargaining agreements that could expose us to potential liabilities in relation to our participation in multiemployer pension plans, requirements to make contributions to other benefit plans, and the potential for strikes, work slowdowns or similar activities, and union organizing drives.
•
Our business may be materially affected by changes to fiscal and tax policies. Negative or unexpected tax consequences could adversely affect our results of operations.
•
Future increases in the level of our borrowings and interest rates could affect our results of operations.
•
Impairment of goodwill and long-lived assets could have a material adverse effect on our financial condition and results of operations.
•
If we fail to maintain proper and effective internal control over financial reporting in the future, our ability to produce accurate and timely financial statements could be negatively impacted, which could harm our operating results and investor perceptions of our Company and as a result may have a material adverse effect on the value of our common stock.
•
Our business may be negatively impacted by adverse weather conditions.
•
Catastrophic events, disasters, pandemics, and terrorist attacks could disrupt our services.
•
Actions of activist investors could disrupt our business.

The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2025, and in other reports (including all amendments to those reports) we file from time to time with the Securities and Exchange Commission.

We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of ABM Industries Incorporated (“ABM” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, March 25, 2026 (the “Annual Meeting”). We began making our proxy materials available to stockholders on February 13, 2026.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Time and Date: Wednesday, March 25, 2026 11:00 a.m. Eastern Time	Place: www.virtualshareholdermeeting.com/ABM2026	Record Date: January 26, 2026

Stockholders of ABM as of January 26, 2026 (the “Record Date”) are entitled to vote. Each share of ABM common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

Virtual Annual Meeting

We have decided to hold the Annual Meeting virtually again this year because we believe that hosting a virtual Annual Meeting, (i) facilitates stockholder access by enabling stockholders to participate fully and equally from any location around the world at no cost, and (ii) improves meeting efficiency and our ability to effectively communicate and engage with our stockholders, regardless of their size, resources, or physical location.

We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ABM2026. Stockholders will be able to vote their shares electronically during the Annual Meeting.

Stockholders who would like to attend and participate in the Annual Meeting will need the 16-digit control number included on their Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin 15 minutes prior to the start of the Annual Meeting, at 10:45 a.m. Eastern Time.

You may submit questions in advance on the day of the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Once past the log-in screen, click on “Question for Management,” type in the question, and click “Submit.” Alternatively, stockholders will be able to submit questions live during the Annual Meeting by typing the question into the “Ask a Question” field, and clicking submit. We will answer questions that comply with the Annual Meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to Annual Meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting along with those questions that were addressed during the Annual Meeting. Questions regarding personal matters or matters not relevant to Annual Meeting matters will not be answered.

Although the live webcast is available only to stockholders at the time of the Annual Meeting, a replay of the Annual Meeting will be made publicly available for one year at www.virtualshareholdermeeting.com/ABM2026.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting, including the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/ABM2026.

If you have difficulty accessing the meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion.

ABM Industries Incorporated 2026 Proxy Statement i

Voting Matters and Board Recommendations
Proposals		Board Vote Recommendation	Page Reference (for more detail)
01	Election of twelve director nominees to serve one-year terms	FOR EACH DIRECTOR NOMINEE	2
02	Advisory approval of our executive compensation	FOR	22
03	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026	FOR	55

ii ABM Industries Incorporated 2026 Proxy Statement

ABM’s Business Highlights and Accomplishments in Fiscal Year 2025

ABM’s 2025 Achievements

We delivered record revenue of $8.7 billion, representing a 4.6% increase over the prior year, driven by 3.8% organic growth and the remainder from acquisitions. Growth was led by our Technical Solutions segment, up 10% organically on strong microgrid and mission-critical infrastructure demand. Our Aviation segment increased 8% organically driven by healthy travel markets and new contract wins. Our Manufacturing & Distribution segment grew 4%, supported by new clients and expansions in technology and eCommerce markets, while our Business & Industry and Education segments each delivered 2% growth, demonstrating resilience in a challenging macroeconomic environment.

We generated net income of $162.4 million, adjusted net income of $215.8 million, and adjusted EBITDA of $496.6 million(1). These results reflect higher segment operating earnings and the benefits of disciplined cost management and restructuring actions, partially offset by higher interest expense and continued investments to support long-term growth initiatives.

We generated full year operating cash flow of $234.4 million and free cash flow of $155.1 million(1). Cash flow improved meaningfully in the second half of the year as execution of our enterprise resource planning (“ERP”) implementation stabilized and working capital performance normalized, reflecting the strength of our asset-light business model.

We returned significant capital to stockholders while continuing to invest in the business. During fiscal year 2025, we repurchased $121.3 million of common stock, reducing our outstanding share count by approximately 4%, and paid dividends totaling approximately $66 million. Subsequent to year-end, our Board of Directors approved a 9% increase to the quarterly dividend, extending ABM’s record to 58 consecutive years of annual dividend increases. ABM remains one of a small group of public companies who have raised their annual dividend for over 50 consecutive years, recognized as “Dividend Kings.”

We achieved record new sales bookings of $1.9 billion in fiscal 2025, reflecting strong demand across our end markets and the continued success of our technology-enabled and integrated solutions.

We continued to execute against our transformation initiatives in fiscal 2025. We made significant progress advancing our ERP implementation across our Business & Industry and Manufacturing & Distribution segments following the successful rollout in our Education segment, improved data visibility and operational processes, and invested in artificial intelligence-enabled tools to enhance pricing, request-for-proposal efficiency, workforce management, and client outcomes. We also launched a new brand platform titled “Driving possibility, together.” to reflect ABM’s evolution as a technology-enabled, solutions-focused partner.

We released our 2024 Corporate Responsibility Report. The report highlights progress on the Company’s long-term goals and solutions that are designed to enable clients to address key risks and opportunities. We were also pleased to be included on Newsweek’s list of most responsible companies, among other awards.

(1)
Adjusted net income, adjusted EBITDA, and free cash flow are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures are set forth in Appendix A to this Proxy Statement.

ABM Industries Incorporated 2026 Proxy Statement iii

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

Board Composition and Nominees

The following chart reflects the principal occupation, age, tenure and committee memberships of each member of our Board.

Name	Age	Director Since	Occupation	Independent	Committee Assignments
Quincy L. Allen	65	2021	Former Chief Marketing Officer of IBM Cloud, IBM Corporation	Yes	Audit; Stakeholder and Enterprise Risk, Chair
LeighAnne G. Baker	67	2018	Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	Yes	Compensation; Governance, Chair
Carol A. Clements	50	2025	Chief Digital and Technology Officer, JetBlue Airways Corporation	Yes	Stakeholder & Enterprise Risk
Donald F. Colleran	70	2018	Former President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	Yes	Compensation; Stakeholder and Enterprise Risk
James D. DeVries	62	2022	Chairman, President and Chief Executive Officer, ADT Corporation	Yes	Compensation, Chair
Art A. Garcia	64	2017	Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	Yes	Stakeholder and Enterprise Risk
Thomas M. Gartland	68	2015	Chairman and Chief Executive Officer of Montway Auto Group	Yes	Compensation; Governance
Jill M. Golder	63	2019	Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	Yes	Audit, Chair; Governance
Barry A. Hytinen	51	2025	Executive Vice President and Chief Financial Officer, Iron Mountain Incorporated	Yes	Audit
Sudhakar Kesavan	71	2012	Former Executive Chairman, ICF International, Inc.	Yes	Governance
Scott Salmirs	63	2015	President and Chief Executive Officer, ABM Industries Incorporated	No
Winifred M. Webb	67	2014	Former Senior Executive, Ticketmaster and The Walt Disney Company	Yes	Audit; Stakeholder and Enterprise Risk

iv ABM Industries Incorporated 2026 Proxy Statement

Corporate Governance

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. The following points summarize certain aspects of our corporate governance:

✓	All directors and nominees other than Chief Executive Officer are independent	✓	Robust director and executive officer stock ownership guidelines
✓	Separate Chairman of Board and Chief Executive Officer	✓	Regular executive sessions of independent directors
✓	Director overboarding policy	✓	Risk oversight by Board and Committees
✓	Majority voting with resignation policy for directors in uncontested elections	✓	Annual election of all directors
✓	Mandatory retirement age of 73 for directors	✓	Thorough annual Board and Committee self-evaluation process
✓	Experienced Board that provides a range of viewpoints	✓	Annual Board review of Company’s strategic plan

ABM Industries Incorporated 2026 Proxy Statement v

Board Independence, Composition and Tenure

Our Corporate Governance Principles provide that a majority of our directors must be independent. Our Board is comprised of independent directors, with the exception of Mr. Salmirs.

Our Board regularly assesses its collective skills, experience and perspectives. The Board and the Governance Committee believe that its current balance of backgrounds, experience, continuity and refreshment helps the Board most effectively serve the Company and its stockholders. The average tenure of our Board members is 7.6 years. 33% of our Board nominees are female and 25% are ethnically or racially diverse.

1
11
92% of Director Nominees are Independent
Non-Independent
Independent

4
4
4
7.6 Years Average Tenure
0-5 years
6-10 years
10+ years

4
8
33% of Director Nominees are Female
Female
Male

1
1
1
9
25% of Director Nominees are Racially or Ethnically Diverse
Asian
Black
Hispanic
White

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of perspectives that contribute to the Company’s execution of its business and strategies. The director nominee skills and experience matrix below summarizes some of the key attributes that management and our Board have identified as particularly valuable to the effective oversight of the Company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills, is included in their biographies beginning on page 3 of this Proxy Statement.

vi ABM Industries Incorporated 2026 Proxy Statement

SKILL	Allen	Baker	Clements	Colleran	DeVries	Garcia	Gartland	Golder	Hytinen	Kesavan	Salmirs	Webb
Business Leadership / Strategy. Service in an executive management position and experience in formulating and implementing long-term business strategy for a large organization	•	•	•	•	•	•	•	•	•	•	•	•
Specific End Market Industries. Employment or other direct experience in industries or end markets related to ABM's industry groups		•	•	•		•	•		•	•	•	•
Financial / Capital Allocation. Financial management of a large and diversified organization and experience with debt and capital markets transactions	•				•	•	•	•	•	•	•	•
Sales and Marketing. Experience in leading and executing sales and marketing strategies in a business-to-business environment	•			•	•		•	•	•	•	•	•
Human Capital / Safety. Experience in organizational management, compensation programs, talent development, recruiting, inclusion initiatives, and employee health and safety	•	•	•	•	•	•	•	•	•	•	•	•
Risk Oversight. Experience in identifying, prioritizing, and managing a broad spectrum of risks, overseeing enterprise risk management and risk mitigation strategies	•	•	•	•	•	•	•	•	•	•	•	•
Information Technology / Cybersecurity. Expertise in information technology and infrastructure, including cybersecurity	•		•					•
Other Public Company Board Experience. Board-level experience at other publicly traded companies	•	•		•	•	•	•	•		•	•	•
Mergers and Acquisitions. Experience in analyzing M&A target opportunities, executing transactions, and integrating acquired companies	•	•	•	•	•	•	•	•	•	•	•	•
Environmental. Experience in managing or overseeing environmental and climate-related programs, policies, and practices, including related reporting	•			•		•	•	•		•	•	•

ABM Industries Incorporated 2026 Proxy Statement vii

EXECUTIVE COMPENSATION HIGHLIGHTS

Our Compensation Practices

What We Do
• Design Compensation Programs to Pay for Performance
• Use Equity Awards for Long-Term Incentive and Retention
• Maintain a Clawback Policy
• Utilize Short-Term and Long-Term Performance-Based Incentives/Measures
• Establish Rigorous and Fair Incentive Plan Goals Annually
• Use an Independent Compensation Consultant
• Require Significant Share Ownership and Retention by Executive Officers
• Limit Perquisites
• Use Double-Trigger Change-in-Control Arrangements
• Hold Annual Say-on-Pay Vote

What We Don’t Do
• No Fixed-Term Employment Agreements
• No Gross-Ups for Taxes
• No Repricing of Stock Options
• No Mid-Cycle Adjustments to Performance Metrics
• No Hedging and Pledging of ABM Stock

Our Executive Compensation Programs

In fiscal year 2025, our compensation programs continued to reflect the compensation philosophy established by our Compensation Committee – one that is intended to align our executives’ compensation with our strategic goals, and motivate and retain executives who are critical to our future success and long-term performance. Key features of our compensation philosophy include:

►	Performance-Based – Tie significant portions of compensation to performance metrics that align to our short-term and long-term business goals;
►

Align with Stockholder Interests – Align each executive’s interests with stockholders’ interests by requiring significant stock ownership and paying a significant portion of compensation in equity subject to performance conditions and multi-year vesting requirements; and

►	Market Competitiveness – Attract and retain key executives who possess the capability to lead the business forward by providing innovative and effective service to our clients and customers.

Elements of Total Direct Compensation:

►	Base Salary – Fixed cash compensation with adjustments tied to individual responsibilities, performance and marketplace dynamics;
►	Annual Cash Incentive Program – Focuses on near-term performance objectives reflecting Company strategy;
►	Performance-Based Equity Grants – Aligns business objectives with longer-term stockholder interests; and
►	Time-Based Equity Grants – Fosters retention by delivering more stable value and continuity of leadership.

viii ABM Industries Incorporated 2026 Proxy Statement

At-Risk Compensation

A significant portion of our executives’ compensation is at risk. At-risk compensation includes: annual cash incentive compensation (“bonus”), which is tied to annual financial and individual performance measures; performance-based equity awards, which are paid only if performance metrics established at the beginning of the three-year performance period are met; and time-based equity awards. Approximately 89% of our CEO’s compensation is at risk. An average of approximately 77% of our other named executive officers’ (“NEOs”) compensation is at risk.

CEO COMPENSATION	AVERAGE NEO COMPENSATION

ABM Industries Incorporated 2026 Proxy Statement ix

CORPORATE GOVERNANCE AND BOARD MATTERS

PROPOSAL 1—ELECTION OF TWELVE DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS
Nominees for Election to Serve as Directors for One-Year Terms Expiring in 2027
The Board of Directors
Corporate Governance
Identifying and Evaluating Nominees for Directors
Board Leadership Structure
Director Independence
Board and Committee Evaluations
The Board’s Oversight of Risk Management
The Board’s Role in Cybersecurity Risk Oversight
Corporate Responsibility
Mandatory Retirement
Outside Board Limits
Board Committees
Board and Committee Attendance in Fiscal Year 2025
DIRECTOR COMPENSATION FOR FISCAL YEAR 2025
2025 Non-Employee Director Compensation Elements
2025 Non-Employee Director Compensation Table
Non-Employee Director Deferred Compensation Plan
Director Stock Ownership Policy

ABM Industries Incorporated 2026 Proxy Statement 1

PROPOSAL 1—ELECTION OF TWELVE DIRECTOR NOMINEES TO SERVE ONE-YEAR TERMS

Proposal Summary

We are asking our stockholders to elect twelve director nominees to serve on the Board for a one-year term and until their successors are duly elected and qualified. Information about the Board and each director nominee is included in this section. The number of directors is currently fixed at twelve. All of the nominees currently serve as directors on the Board. Each nominee, other than Ms. Clements and Mr. Hytinen, was elected to the Board by the stockholders at the Company's 2025 Annual Meeting. The Board elected Ms. Clements and Mr. Hytinen to the Board on June 11, 2025, and October 29, 2025, respectively.

Board Recommendation

The Board unanimously recommends that you vote “FOR” each director nominee. After consideration of each nominee’s qualifications, skills and experience, as well as his or her prior contributions to our Board, the Board believes that each nominee should continue to serve on the Board.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. Each nominee has agreed to serve, if elected. If, at the time of the Annual Meeting, one or more of the director nominees has become unavailable to serve, the shares represented by proxies will be voted for the remaining nominees and for any substitute director nominee or nominees designated by the Board unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve.

Director nominees are elected by stockholders by a majority of the votes cast. This means that the number of shares voted “for” a director’s election must exceed 50% of the number of votes cast on the issue of that director’s election at a stockholder meeting as more fully described under “Questions and Answers About the Proxy Materials and the Annual Meeting” of this Proxy Statement. Pursuant to our Corporate Governance Principles, any nominee standing for re-election who does not receive a majority of votes cast “for” his or her re-election is expected to tender his or her resignation promptly following the failure to receive the required vote. The Governance Committee will then make a recommendation to the Board as to whether the Board should accept the resignation, and the Board will decide whether to accept the resignation.

2 ABM Industries Incorporated 2026 Proxy Statement

Nominees for Election to Serve as Directors for a One-Year Term Expiring in 2027

Quincy L. Allen	Director Since 2021	Age 65

Mr. Allen is former chief marketing officer of IBM Cloud at IBM Corporation (NYSE: IBM), an international technology solutions company, a position he held from 2015 until his retirement in 2018. Prior to joining IBM, Mr. Allen served as chief marketing and strategy officer at Unisys Corporation (NYSE: UIS), an international information technology services and consulting company, from 2012 to 2015. He also previously served as chief executive officer of Vertis Communications, a direct marketing and advertising company, from 2009 to 2010. Prior to Vertis Communications, Mr. Allen held several leadership positions with Xerox Corporation, including serving as president of the Global Services and Strategic Marketing Group and president of Production Systems Group, as well as vice president of Xerox Corporation. Mr. Allen has served on the board of Lumen Technologies Corporation (NYSE:LUMN) since 2021, where he serves as Chair of the Human Resources and Compensation Committee, and serves on the Nominating and Corporate Governance Committee. He previously served on the boards of The ODP Corporation (Office Depot) (NASDAQ: ODP) from 2020 to 2026, NCR Corporation (NYSE: NCR) from 2009 to 2012 and Gateway, Inc. from 2006 to 2007.

Mr. Allen’s qualifications to serve on the Board include his extensive operational and technology experience at major multinational technology services corporations, background in business development, cybersecurity, and leadership experience in the development and execution of sales and marketing strategies for multinational companies. Mr. Allen also brings public company experience to our Board that provides us with a broader market view of company-specific considerations that are relevant to ABM.

LeighAnne G. Baker	Director Since 2018	Age 67

Ms. Baker is former senior corporate vice president and chief human resources officer of Cargill, Inc. (“Cargill”), a global food and agricultural company, a position she held from 2014 until her retirement in 2020. She served as a member of the executive team and was responsible for Cargill’s global human resources strategy and practices. Prior to joining Cargill in 2014, she served as executive vice president and chief human resources officer of Hertz Global Holdings, Inc. (NASDAQ GS: HTZ) from 2007 to 2014. Before joining Hertz, Ms. Baker was senior vice president, global human resources of The Reynolds & Reynolds Company, a leading provider of automotive dealer management systems, from 2005 to 2007. She also served in various management and leadership roles at The Timken Company from 1981 to 2005. Ms. Baker served on the board of Pactiv Evergreen (NASDAQ: PTVE), a manufacturer and distributor of foodservice, food merchandising products and fresh beverage cartons, from 2020 to 2025, where she served as chairwoman of the Board, Chair of the Transaction Committee, Chair of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee.

Ms. Baker’s qualifications to serve on our Board include many years of executive experience for large enterprises, including direct experience in industries and end markets similar to ABM’s, during which she gained extensive expertise in global human resources management, leadership development and large-scale organizational change. Ms. Baker also brings her public company board experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

ABM Industries Incorporated 2026 Proxy Statement 3

Carol A. Clements	Director Since 2025	Age 50

Ms. Clements is a seasoned technology and digital transformation executive with more than 25 years of experience leading innovation across the aviation, hospitality, and consulting sectors. Since 2021, she has served as Chief Digital and Technology Officer at JetBlue Airways, where she leads the airline’s technology vision, strategy, and implementation—driving digital innovation and enhancing operational performance and customer experience. Prior to joining JetBlue, Ms. Clements served as Chief Technology Officer and General Manager for Pizza Hut Connect at Yum! Brands, a multi-national restaurant company, from 2014 to 2021, where she oversaw technology and digital solutions powering more than 6,000 restaurants across the U.S. Her work included leadership of e-commerce, and in-restaurant technology, advanced analytics and data science capabilities, and cybersecurity. Earlier in her career, Ms. Clements spent more than a decade at Southwest Airlines in a series of technology leadership roles. Her accomplishments there include technology transformations that enabled initiatives such as the launch of the All-New Rapid Rewards loyalty program, the airline’s first-ever international expansion, and modernized digital commerce and customer platforms. Ms. Clements began her career at PricewaterhouseCoopers as a principal consultant. She holds Bachelor of Science degrees in Mathematics and Management Science Engineering from Southern Methodist University.

Ms. Clements qualifications to serve on our Board include many years of executive experience in technology and digital transformations for large, multi-national corporations. She has driven the development and implementation of advanced digital solutions that drive operational efficiencies. Ms. Clements contributes valuable insights to ABM’s Board as ABM continues to leverage technology and innovation.

Donald F. Colleran	Director Since 2018	Age 70

Mr. Colleran is former president and chief executive officer/executive advisor of FedEx Express, a subsidiary of FedEx Corporation, a global supplier of supply chain, transportation, business and related information services, a position he held from 2019 until his retirement in 2022. From 2017 to 2019, Mr. Colleran was executive vice president and chief sales officer of FedEx Corporation. He also served on the FedEx Corporation Strategic Management Committee, which sets the strategic direction for FedEx. Mr. Colleran joined FedEx in 1989, where he served in a variety of leadership roles including executive vice president, global sales of FedEx Services from 2006 through 2016. He has served on the board of EastGroup Properties, Inc. (NYSE: EGP), an equity real estate investment trust, since 2017, and as chairman of the board since 2023, and serves as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Colleran’s qualifications to serve on our Board include his extensive experience in a variety of leadership roles at a multinational company, through which he gained expertise in business, sales, and global operations matters. This experience enables him to contribute insights to ABM regarding complex global supply chain, logistics, sales and marketing strategies in the service industry. Mr. Colleran also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

4 ABM Industries Incorporated 2026 Proxy Statement

James D. DeVries	Director Since 2022	Age 62

Mr. DeVries is chairman of the board, president and chief executive officer of ADT Corporation (NYSE: ADT), a security corporation, having been appointed president in September 2017, chief executive officer in December 2018, and chairman of the board in September 2023. He previously served as executive vice president and chief operating officer of ADT from 2016 to 2017. Prior to joining ADT, Mr. DeVries served as executive vice president of Brand Operations at Allstate Insurance Company from 2014 to 2016, and as executive vice president and chief administrative officer from 2008 to 2014. Mr. DeVries has served on the board of ADT since 2018, and serves as Chair of the Executive Committee; and on the board of Amsted Industries Inc., a diversified global manufacturer of industrial components serving primarily the railroad, vehicular and construction and building markets, since 2016, and as lead director since March 2023.

Mr. DeVries’ qualifications to serve on our Board include his extensive business and management experience leading a major company, including with respect to executive leadership strategies regarding enterprise risk management, financial management and capital allocation, human capital management and mergers and acquisitions. Mr. DeVries also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations from both executive management and board perspectives that are relevant to ABM.

Art A. Garcia	Director Since 2017	Age 64

Mr. Garcia retired in 2019 as the executive vice president and chief financial officer of Ryder System, Inc. (NYSE: R), a commercial fleet and supply chain management solutions company (“Ryder”), a position he had held since 2010. Previously, Mr. Garcia served as senior vice president, controller and chief accounting officer of Ryder from 2005 to 2010. Mr. Garcia joined Ryder in 1997 as senior manager of corporate accounting. He later served as director of corporate accounting and, subsequently, as group director of accounting services. Prior to joining Ryder, Mr. Garcia spent 14 years with the Miami office of the accounting firm Coopers & Lybrand LLP as senior manager of business assurance. Mr. Garcia has served on the board of directors of Elanco Animal Health (NYSE: ELAN), a provider of products and services to improve animal health production in more than 90 countries around the world since 2019, and serves as a member of the Audit Committee and the Finance, Strategy and Oversight Committee; on the board of American Electric Power (NASDAQ: AEP), an electric public utility company, delivering electricity and custom energy solutions, since 2019, where he serves as chair of the Audit Committee and as a member of the Finance Committee; and on the board of and Raymond James Financial, Inc. (NYSE: RJF), since 2023, where he serves as Chair of the Capital Planning Committee, a member of the Audit Committee and a member of the Risk Committee.

Mr. Garcia’s qualifications to serve on our Board include his extensive business, financial and management experience and his experience as the most senior financial officer of a publicly traded multinational company. Mr. Garcia brings valuable accounting, financial management, mergers and acquisitions, risk management, environment and climate, and supply chain experience to our Board and ABM, as well as public company experience that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

ABM Industries Incorporated 2026 Proxy Statement 5

Thomas M. Gartland	Director Since 2015	Age 68

Mr. Gartland has served as the chairman and chief executive officer of Montway Auto Transport, a privately held auto transport company since 2023. Additionally, Mr. Gartland has served as the executive chairman of SGL TransGroup, a privately-held global freight forwarder, since 2017. From 2011 to 2014, Mr. Gartland served as president, North America for Avis Budget Group, Inc., a leading global provider of vehicle rental services. Previously, he was executive vice president, Sales, Marketing and Customer Care at Avis Budget Group, Inc. from 2008 to 2011, where he developed the overall strategic direction for marketing and sales. Mr. Gartland was employed by JohnsonDiversey, Inc. from 1994 to 2008, in various high-level capacities, including as president of the company’s North American region from 2003 to 2008, vice president, Sales, Health and Hospitality from 2002 to 2003, vice president, Business Development from 1998 to 2002, with various positions of increasing responsibility within the company from 1994 to 1998. Prior to that, Mr. Gartland served as vice president and director of national accounts at Ecolab, Inc. from 1980 to 1994. Mr. Gartland has served on the board of directors of Xenia Hotels & Resorts, Inc. (NYSE: XHR), a self-advised and self-administered REIT that invests primarily in premium full-service, lifestyle and urban upscale hotels, since 2015 and serves as chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee; and on the board of directors of ADT Corporation (NYSE: ADT) since 2025, where he serves as a member of the Audit Committee.

Mr. Gartland’s qualifications to serve on our Board include his extensive experience in senior executive positions at multinational companies in similar industries as ABM’s, including experience with respect to sales, operations, financial management, leadership, risk management, and mergers and acquisitions. He also brings public company board experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

Jill M. Golder	Director Since 2019	Age 63

Ms. Golder is former senior vice president and chief financial officer of the restaurant and gift store chain Cracker Barrel Old Country Store, Inc. (NASDAQ: CBRL), a position she held from 2016 until her retirement in 2020. She previously served in finance leadership roles at Ruby Tuesday, Inc. from 2013 to 2016, including as executive vice president and chief financial officer from 2014 to 2016. Ms. Golder served in progressively more responsible finance positions during her 23 years at Darden Restaurants, Inc., including senior vice president finance for Olive Garden, senior vice president finance of Smokey Bones, senior vice president finance of Specialty Restaurant Group and senior vice president finance of Red Lobster. Ms. Golder has served on the board of Sysco, Inc. (NYSE: SYY), a global leader in selling, marketing and distributing food and non-food products to restaurants, healthcare and educational facilities, lodging establishments and other customers around the world, since 2022, and serves as a member of the Audit Committee, Technology Committee and Compensation and Leadership Development Committee. She previously served on the board of MOD Superfast Pizza Holdings, LLC, a private company, from April 2021 to March 2024; and IZEA Worldwide, Inc. (NASDAQ: IZEA), an influencer marketing technology company, in 2021, serving as the Chair of the Audit Committee, and from 2015 to 2019.

Ms. Golder’s qualifications to serve on our Board include her extensive financial experience in a variety of leadership roles at various multinational companies similar to ABM, where she managed the financial teams and oversaw business continuity planning, risk management and cybersecurity efforts. Ms. Golder also brings public company experience to our Board that provides us with a broader market view of public company-specific considerations that are relevant to ABM.

6 ABM Industries Incorporated 2026 Proxy Statement

Barry A. Hytinen	Director Since 2025	Age 51

Mr. Hytinen is Executive Vice President and Chief Financial Officer of Iron Mountain Incorporated (NYSE: IRM), a storage and information management company, a position held since January 2020. In this role, he is responsible for a broad range of functions including finance, corporate development, global business services, transformation, revenue management, real estate, procurement, and Crozier, the company’s fine arts storage business. Previously, he served as Executive Vice President and Chief Financial Officer of Hanesbrands (NYSE: HBI) from 2017 to 2020, where he helped diversify the company's business model and offerings to achieve sustainable results in an evolving global retail environment. Mr. Hytinen also previously served for 12 years with Tempur Sealy International, Inc., a global bedding manufacturer owned by Somnigroup International Inc. (NYSE: SGI), from 2005 to 2017, in a range of leadership positions in finance, corporate development, financial planning and investor relations, including as Executive Vice President and Chief Financial Officer from 2015 to 2017. Prior to joining Tempur Sealy International, Mr. Hytinen served as CFO of Fogbreak Software, a venture-backed software company. Earlier in his career, he held finance and corporate development positions at Vignette and General Electric Company (NYSE: GE). Mr. Hytinen earned an MBA from Harvard Business School and holds a B.S. in Finance and Political Science from Syracuse University.

Mr. Hytinen’s qualifications to serve on our Board include his many years of experience in corporate finance, strategic transformation, and operational leadership across a range of industries. He brings valuable experience driving financial performance and expansion into high-growth sectors including data centers and digital services.

Sudhakar Kesavan	Director Since 2012	Age 71

Mr. Kesavan is former chief executive officer and executive chairman of ICF International, Inc. (NASDAQ: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients (“ICF International”). He served as chairman and chief executive officer from 1999 to 2019 and as executive chairman from 2019 until his retirement in 2020. Previously, Mr. Kesavan served as the president of ICF Consulting Group, a subsidiary of ICF International, from 1997 to 1999. Mr. Kesavan serves on the boards of Cadmus Group and Dexis, serves as board member emeritus for Northern Virginia Technology Council and serves as a trustee of the Shakespeare Theater Company in Washington, DC.

Mr. Kesavan’s qualifications to serve on our Board include his leadership and operational experience gained from serving as a chief executive officer and director of another public company similar to ABM. Mr. Kesavan brings valuable experience leading both organic growth and acquisition activities, a thorough understanding of corporate governance, compensation expertise, and operations, industry, public company board, financial, mergers and acquisitions, government and government relations, and global operations experience to our Board.

ABM Industries Incorporated 2026 Proxy Statement 7

Scott Salmirs	Director Since 2015	Age 63

Mr. Salmirs is president and chief executive officer of the Company, a position he has held since 2015. Previously, he served as executive vice president of the Company from 2014 to 2015, with global responsibility for the Company’s aviation division and all international activities. Mr. Salmirs served as executive vice president of ABM Janitorial Services – Northeast from 2003 to 2014. Prior to joining the Company, Mr. Salmirs held various leadership positions at Goldman, Sachs & Company (NYSE: GS), Lehman Brothers, Inc., and CBRE Group (NYSE: CBRE). Mr. Salmirs has served as a director of ICF International (NASDAQ: ICFI) since 2021, where he serves on the Governance and Nominating Committee and the Human Capital Committee. He also serves on the board of Outreach, a New York nonprofit organization dedicated to rehabilitating teens with substance abuse issues, is a founding board member of Donate Eight, a nonprofit group associated with LiveOnNY, and also serves on the Business Advisory Council for the business program at SUNY Oneonta.

Mr. Salmirs’ qualifications to serve on our Board include his experience in the facility services industry, and his knowledge of and perspective on the Company as its president and chief executive officer. Mr. Salmirs brings valuable leadership skills and operations, financial management, industry, mergers and acquisitions, sales and marketing, and global operations experience to the Board.

Winifred (Wendy) M. Webb	Director Since 2014	Age 67

Prior to her retirement, Ms. Webb served as a senior executive, as well as managing director, for several publicly traded companies, and as a Corporate Foundation’s executive director. From 2010 to 2013, she was managing director for Tennenbaum Capital Partners. Ms. Webb was a member of the corporate executive team for Ticketmaster from 2008 to 2010. She served for 20 years with The Walt Disney Company, from 1988 to 2008, in various senior positions including corporate senior vice president of investor relations and shareholder services, and governance outreach. She was also executive director for The Walt Disney Company Foundation. Before Disney, she held roles in investment banking. She has served on the board of directors of Wynn Resorts, Limited (NASDAQ: WYNN), a developer and operator of luxury integrated resorts, since 2018, serving as chair of the Audit Committee; and AppFolio, Inc. (NASDAQ: APPF), a technology leader powering the future of the real estate industry, since 2019, where she is chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; and has served on the board of trustees of AMH (NYSE: AMH), a leader in the single-family home rental industry, since 2019, and is a member of the Human Capital and Compensation, and Nominating and Corporate Governance Committees. She also serves on the board of nonprofit Sun Valley Music Festival. She previously served on the boards of TiVo Inc. (2016), Jack in the Box Inc. (NASDAQ: JACK) (2008 to 2014), and nonprofit PetSmart Charities, Inc. (2014 to 2016). She served as co-chair of nonprofit WomenCorporateDirectors, LA/OC Chapter (2017 to 2020). Ms. Webb has been recognized as an NACD Directorship 100 honoree, a WomenInc. Most Influential Corporate Board Director, and a Directors & Boards Director to Watch.

Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies similar to ABM, and her experience in the global financial services industry. Ms. Webb brings valuable public company board, investor relations, communications, media and public relations, treasury, corporate governance, global operations, corporate social responsibility, strategic planning, mergers and acquisitions, investment banking and capital markets experience to our Board.

8 ABM Industries Incorporated 2026 Proxy Statement

The Board of Directors

Name and Principal Occupation	Age	Director since	Independent	Committee memberships
				AC	CC	GC	SER
Quincy L Allen Former Chief Marketing Officer of IBM Cloud, IBM Corporation	65	2021	Yes	✓			‡
LeighAnne G. Baker Former Senior Vice President and Chief Human Resources Officer, Cargill, Inc.	67	2018	Yes		✓	‡
Carol A. Clements Chief Digital and Technology Officer, JetBlue Airways Corporation	50	2025	Yes				✓
Donald F. Colleran Former President and Chief Executive Officer of FedEx Express, a subsidiary of FedEx Corporation	70	2018	Yes		✓		✓
James D. DeVries Chairman, President and Chief Executive Officer, ADT Corporation	62	2022	Yes		‡
Art A. Garcia Former Executive Vice President and Chief Financial Officer, Ryder System, Inc.	64	2017	Yes				✓
Thomas M. Gartland Chairman and Chief Executive Officer of Montway Auto Group	68	2015	Yes		✓	✓
Jill M. Golder Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc.	63	2019	Yes	‡*		✓
Barry A. Hytinen Executive Vice President and Chief Financial Officer, Iron Mountain Incorporated	51	2025	Yes	✓*
Sudhakar Kesavan† Former Executive Chairman, ICF International, Inc.	71	2012	Yes			✓
Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated	63	2015	No
Winifred (Wendy) M. Webb Former Senior Executive, Ticketmaster and The Walt Disney Company	67	2014	Yes	✓*			✓

Legend:

AC – Audit Committee: CC – Compensation Committee; GC – Governance Committee; SER – Stakeholder and Enterprise Risk Committee

†	Indicates Board Chair
‡	Indicates Committee Chair
*	Indicates Audit Committee Financial Expert

Corporate Governance

Our Board has adopted Corporate Governance Principles that reflect our commitment to sound corporate governance and the role of governance in building long-term stockholder value. Our Corporate Governance Principles, which include our independence standards, can be found on our website at http://investor.abm.com/corporate-governance.cfm. Other information relating to our corporate governance policies and procedures is also available on our website at the same address, including our Bylaws, our Code of Business Conduct, and the Charters of our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee.

ABM Industries Incorporated 2026 Proxy Statement 9

Identifying and Evaluating Nominees for Directors

Our Board is responsible for selecting nominees for election as directors. The Board delegates the screening process to the Governance Committee with the expectation that other members of the Board and executives will be requested to take part in this process, as appropriate. The Governance Committee is responsible for identifying, evaluating, and recommending director candidates to the Board. As part of this process, the Governance Committee is responsible for recommending to the Board the criteria for director candidates, and reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the current composition of the Board. This assessment includes review of a candidate’s experience in industry, finance, administration, corporate governance, as well as operations and marketing. Pursuant to the Company's Corporate Governance Principles, director candidates should be able to provide insights and practical wisdom based on their experience and expertise. The Governance Committee takes these factors into account when looking for candidates to recommend for approval by the full Board. The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated because of retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates to fill such vacancies.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as professional search firms and the relationships of current directors. In the case of a search firm, the Governance Committee will pay a fee for such a firm to assist it in the recruitment and identification of potential candidates for the Board. The Governance Committee generally provides the search firm with guidance as to the qualifications, qualities and skills that the Governance Committee is seeking in potential candidates, and the search firm identifies candidates for the Governance Committee’s consideration. Ms. Clements and Mr. Hytinen are each standing for election by stockholders for the first time at the Annual Meeting. Ms. Clements and Mr. Hytinen were each elected to serve as directors by the Board in 2025, and each was initially recommended to the Governance Committee by a search firm retained by the Governance Committee. The Governance Committee provided the search firm with guidance as to the qualifications, qualities and skills that the Governance Committee was seeking in potential candidates, and the search firm identified candidates for the Governance Committee’s consideration. In evaluating Ms. Clements as a director candidate, the Governance Committee considered her extensive executive experience in technology and digital transformations, as well as her experience in enhancing operational performance through the use of data and analytics, among many attributes, and concluded that she would contribute positively to the Board’s mix of skills and experiences. In evaluating Mr. Hytinen as a director candidate, the Governance Committee considered his extensive executive experience in corporate finance, strategic transformations, and operational leadership, among many attributes, and concluded that he would contribute positively to the Board’s mix of skills and experiences. After the Governance Committee evaluated Ms. Clements’ and Mr. Hytinen’s candidacies for the Board (including, without limitation, through interviews with directors, completion of questionnaires and related procedures), it then determined to recommend each of them to the Board for election.

Candidates may also come to the attention of the Governance Committee through stockholders or other persons. The Governance Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Stockholders wishing to submit candidates for election as directors should provide the names of such candidates to the Corporate Secretary, ABM Industries Incorporated, One Liberty Plaza, New York, New York 10006. See “Questions and Answers About the Proxy Materials and the Annual Meeting” for more information on submitting stockholder director nominations to the Company.

Our directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve. They are also expected to meet as frequently and spend as much time as necessary to properly discharge their responsibilities and duties as directors and to arrange their schedules so that other existing and planned future commitments do not materially interfere with their service as a director.

Board Leadership Structure

The Board recognizes that good governance is not tied to any one practice with respect to leadership structure, and that the best practice is often determined by facts and circumstances that may change from time to time. The Board periodically evaluates its leadership structure and determines the most appropriate leadership structure at that time. In considering which leadership structure will allow it to most effectively carry out its responsibilities and best represent stockholders’ interests, the Board takes into account various factors, including the Company’s specific business needs, the Company’s operating and financial performance, industry conditions, economic and regulatory environments, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the results of Board and committee annual self-assessments, and the advantages and disadvantages of alternative leadership structures based on circumstances at that time.

10 ABM Industries Incorporated 2026 Proxy Statement

The Company currently has separate persons serving as its Chairman and its Chief Executive Officer and believes that at this time, the separation of these roles is the most effective leadership structure for ABM and its stockholders. The Chief Executive Officer (Mr. Salmirs) has general and active management over the business and affairs of the Company, including the execution of its strategic initiatives, subject to the oversight of the Board. The Chairman of our Board (Mr. Kesavan) is charged with, and focused on, presiding over all meetings of the Board and our stockholders, as well as providing advice and counsel to the Chief Executive Officer, coordinating the preparation of agendas, keeping directors informed of matters impacting the Company, and maintaining contact with the Company’s General Counsel.

Mr. Kesavan’s extensive management, operations, and leadership experience provides him with unique capabilities and insight, which are brought to bear in the performance of his responsibilities as Board Chairman. In particular, with respect to risk oversight, Mr. Kesavan is well positioned as a result of his risk management background of over 20 years as chief executive officer of another multinational public company. Mr. Kesavan leverages this knowledge and experience to provide leadership for the Board on the material risks facing ABM and to help guide the Board’s independent oversight of the Company’s risk exposures through his input in the Board’s meeting agendas and his facilitation of communications between the Board and management.

Director Independence

Our Corporate Governance Principles provide that a majority of our directors must be independent. Further, the Committee Charters for our Audit Committee, Compensation Committee, Governance Committee, and Stakeholder and Enterprise Risk Committee require all members be independent. Each year, our Governance Committee reviews the independence of each of our directors under applicable New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationships as well as any transactions or relationships between our Company and our directors or any members of their immediate families (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under applicable NYSE listing standards or are otherwise inconsistent with a determination that the director is independent.

Our Governance Committee has affirmatively determined and recommended to our Board, and the Board has affirmatively determined, that each of our currently-serving directors and director nominees (including Messrs. Allen, Colleran, DeVries, Garcia, Gartland, Hytinen, and Kesavan and Mmes. Baker, Clements, Golder, and Webb) other than Mr. Salmirs, our Chief Executive Officer, is independent under applicable NYSE and Securities and Exchange Commission (“SEC”) rules and regulations.

Board and Committee Evaluations

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance, and undertakes an annual evaluation process to identify ways to enhance the Board’s and committees’ effectiveness. Pursuant to its charter, the Governance Committee is responsible for overseeing the process for the Board’s and each Board committee’s annual self-evaluation. The Governance Committee annually reviews the format of the evaluation process, including whether to utilize a third-party facilitator, to ensure that the Board actively solicits actionable feedback on the operation and effectiveness of the Board, Board committees and individual directors.

For fiscal year 2025, the evaluation process included self-evaluations by each director with respect to the full Board and each applicable Board committee on topics including, but not limited to: the number and length of meetings, topics covered and materials provided, committee structure and activities, Board composition, succession planning, director participation and interaction with management, and key agenda topics for Board and committee meetings. A summary of results identifying themes, issues, and specific feedback were discussed with the full Board and each committee.

Our multi-step evaluation process generates meaningful comments and discussion, and the Board and committees identify and hold themselves accountable for action items stemming from the evaluations. The evaluation results have led to changes designed to increase our Board’s effectiveness and efficiency. For example, in recent years, as a result of the evaluations, enhancements have been made regarding director mix, Board and committee meeting materials and discussion topics, the structure and responsibilities of the Board’s committees, executive session discussions, committee reports to the Board, as well as the Board’s evaluation process.

ABM Industries Incorporated 2026 Proxy Statement 11

The Board’s Oversight of Risk Management

Company management is responsible for day-to-day risk management activities, including the continuing development and implementation of our enterprise risk management (“ERM”) program. Our ERM processes are designed to work across the Company to assess, govern and manage risks identified by management in the short-, intermediate- and long-term and manage the Company’s responses to those risks. Management performs an annual risk assessment, which considers industry trends, benchmarks and internal surveys of key employees.

The Board, acting directly and through its committees, is responsible for the oversight of management’s ERM process and the Company’s risk management programs and processes generally, including oversight of the Company’s business to evaluate whether systemic risks are being adequately addressed. The Board is also responsible for periodically reviewing and overseeing the Company’s risk management and strategy related to its cybersecurity and artificial intelligence (“AI”) programs, policies, and practices, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity and AI-related threats and emerging developments; (ii) whether any risks from cybersecurity threats or AI technologies have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats and AI technologies; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity or AI-related threats or incidents.

Our Stakeholder and Enterprise Risk Committee assists the Board in its oversight of the Company’s ERM program, including providing input with respect to the risks identified in the ERM process (e.g., changes in significant risks), identification and potential impacts of emerging risks, and discussions with management about how such risks are being mitigated by the Company. Management regularly provides reports to the Stakeholder and Enterprise Risk Committee covering the ERM process and significant risks, including summaries of the findings and recommendations of third-party experts.

Our Stakeholder and Enterprise Risk Committee also oversees risks related to (i) certain social issues, including, but not limited to, culture and inclusion, employee engagement, talent acquisition, development, and retention, and health and safety; (ii) certain environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption; and (iii) cybersecurity, including by reviewing the Company’s cybersecurity risk tolerances and mitigation strategies. The Stakeholder and Enterprise Risk Committee also receives and reviews presentations on selected risk topics, including emerging risks, as management or the Stakeholder and Enterprise Risk Committee deem appropriate from time to time, and provides oversight to management relating to the identification, evaluation, and mitigation of stakeholder risks, including, but not limited to, risks related to social and environmental matters.

Our Audit Committee reviews and discusses guidelines and policies with respect to risk assessment and risk management, the Company’s major financial risk exposures (including risks relating to the Company’s accounting, reporting and financial practices, including financial controls) and the steps management has taken to monitor and control these exposures, The Audit Committee also assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements.

Our Compensation Committee reviews and assesses annually risks arising from the Company’s compensation policies and practices for its employees and whether any such risks are reasonably likely to have a material adverse effect on the Company, as further discussed in “Compensation Discussion and Analysis” later in this Proxy Statement.

Our Governance Committee reviews and assesses risks associated with board structure and other corporate governance policies and practices, and whether any such risks are reasonably likely to have a material adverse effect on the Company.

In fulfilling their oversight responsibilities, all committees receive regular reports on their respective areas of responsibility from members of management. Each committee reports regularly to the full Board on its activities, including on matters relating to risk oversight. In addition, the Board participates in regular discussions in executive sessions led by the Chairman of the Board, as well as with the Company’s senior management on many key subjects, including strategy, industry group performance, operations, information systems, finance, and legal.

12 ABM Industries Incorporated 2026 Proxy Statement

The Board’s Role in Cybersecurity Risk Oversight

ABM recognizes the importance of cybersecurity risk management, which is integrated within ABM’s overall ERM framework and is aligned with standard industry information security frameworks. Specifically, cybersecurity is one of the key risk topics covered within ABM’s enterprise risk framework through the Company’s regular identification, assessment, and reporting processes.

ABM’s management is responsible for the day-to-day administration of the Company’s cybersecurity policies, processes, practices, and risk management. Our internal information security program is managed by a dedicated team of cybersecurity professionals led by our Chief Information Security Officer, who has specific responsibility for cybersecurity risk management and reports to our Chief Information Officer. The Chief Information Security Officer meets regularly with our executive management team to review our cybersecurity programs, objectives, trends and threats.

Our Board has ultimate oversight of the Company’s risk management and strategy related to its cybersecurity and AI programs, policies, and practices, including (i) the Company’s processes for assessing, identifying, managing, and mitigating material risks from cybersecurity and AI-related threats and emerging developments; (ii) whether any risks from cybersecurity threats or AI technologies have materially affected or are reasonably likely to materially affect the Company; (iii) the expertise of members of management with respect to assessing and managing risks from cybersecurity threats and AI technologies; and (iv) the Company’s disclosure controls and procedures with respect to material cybersecurity or AI-related risks and incidents. The Board is assisted by its Stakeholder and Enterprise Risk Committee, which oversees the Company’s enterprise risk management program and the identification, evaluation, and mitigation of stakeholder risks, including those relating to cybersecurity.

In addition, ABM maintains a monitoring system and escalation process to inform senior management and the Board of any potentially material cybersecurity issues. Specifically, our cybersecurity operations team monitors and reviews cybersecurity developments and threats, conducts initial assessments of these threats, and escalates any matter requiring senior management’s attention to our Chief Information Officer. We have also developed cyber incident response plans and related playbooks to guide the handling of information security incidents, outlining a coordinated approach to investigate, contain, and mitigate incidents. These response plans establish clear communication protocols for notifying senior management and other key stakeholders based on defined severity thresholds. Under these plans, any significant incident is escalated to a multifunctional materiality committee comprised of management representatives for information technology, legal, compliance, operations, finance, and accounting.

ABM’s Chief Information Officer and Chief Information Security Officer regularly provide reports and updates to other members of senior management, our Board, and our Board’s Stakeholder and Enterprise Risk Committee. In connection with these updates, our Board reviews the Company’s cybersecurity programs and oversees the Company’s efforts to continually enhance the Company’s cybersecurity posture and to mitigate related risks. The reports from ABM’s Chief Information Officer and Chief Information Security Officer also include updates on emerging trends and progress on overall enterprise cybersecurity priorities.

Corporate Responsibility

As one of the world’s largest providers of integrated facility, engineering, and infrastructure solutions, ABM embraces its responsibility to take care of people, spaces, and places in ways that are ethical, responsible, and environmentally conscious. Corporate responsibility is embedded in our culture, mission and values, and helps guide how we operate, deliver solutions, and create long-term value for our business, stockholders, employees, clients, and the communities we serve.

Empowering People

Our employees are the driving force behind our success. As a service-oriented organization with a widely distributed workforce of more than 100,000 employees supporting more than 20,000 clients across the U.S., U.K., and Ireland, our ability to attract, develop, and retain talent directly impacts client satisfaction and business performance. To succeed in a competitive labor market, ABM has established recruitment, retention, and development strategies that are integral to our overall business strategy.

We seek to foster a culture where employees feel respected, supported, and empowered to contribute and grow. We utilize regional recruitment strategies, applicant-tracking technology, and analytics tools to improve efficiency and consistency in our human capital processes, with particular focus on attracting, retaining, and developing our frontline employees, who represent the majority of our workforce.

ABM Industries Incorporated 2026 Proxy Statement 13

Safety is embedded as a core value and foundational element of our culture. Our “Think Safe, Act Safe, Be Safe” approach establishes a safety-first mindset from day one of employment and is reinforced through daily safety moments, role-specific training, and ongoing engagement. Our health and safety programs are designed to meet or exceed Occupational Safety and Health Administration standards and other applicable regulatory requirements, supporting the well-being of our employees, clients, and the communities we serve.

ABM continues to invest in learning and leadership development. Our ABM University learning platform provides team members with access to on-demand training, reference materials, and development tools tailored to job level and role-specific needs. Frontline team members receive on-the-job and safety training aligned to their work environment, while staff and management employees have access to expanded professional and leadership development opportunities.

Responsible Business Practices

Since our founding more than a century ago, ABM has been committed to operating with integrity and accountability. Our business and compliance policies, practices, and reporting are designed to support ethical and responsible operations across our organization and supply chain.

Our Code of Business Conduct reflects ABM’s core values of respect, integrity, collaboration, innovation, trust, and excellence. The Code of Business Conduct addresses topics such as conflicts of interest, duty of loyalty, gifts and gratuities, bribery and corruption, and harassment and discrimination, and serves as a key resource to help employees recognize and report unethical conduct.

The Company provides comprehensive annual training and certification programs on our Code of Business Conduct for our Board of Directors and all of our staff and management employees. All ABM employees are empowered to report any violations of the Code of Business Conduct or applicable law and are provided with various channels to do so.

ABM also maintains a Supplier Code of Conduct, which sets expectations that suppliers comply with applicable laws and uphold standards related to human rights, environmental responsibility, and the safety and integrity of products and services.

Oversight and Reporting

Our Board oversees ABM’s corporate responsibility-related risks and priorities with the assistance of its committees. Our Board receives regular reports from meetings of its Stakeholder and Enterprise Risk Committee, which is responsible for the oversight of the Company’s programs, policies, and practices relating to social and environmental matters that may impact the Company’s business and key stakeholders. Our Board also receives regular reports from meetings of its Governance Committee, which is responsible for oversight of our Company’s corporate governance practices and overall corporate responsibility-related framework.

Since 2011, we have voluntarily published a Corporate Responsibility Report on an annual basis, which aligns with the Global Reporting Initiative framework and the disclosure framework of the Sustainability Accounting Standards Board. Additional information about our Corporate Responsibility approach can be found on our corporate website. Environmental Stewardship

Environmental stewardship is a key pillar within ABM’s corporate responsibility strategy. Through our actions, policies, and partnerships, ABM works to reduce our environmental footprint and support our clients in optimizing operations, improving efficiency, and advancing their environmental objectives.

ABM’s portfolio of energy, electrification, and engineering facility solutions provides electrical infrastructure and energy resiliency services designed to increase reliability, reduce downtime, and support evolving energy and carbon considerations.

To support continuity of service, ABM maintains contingency planning, business continuity, crisis management, and disaster recovery procedures intended to help prepare for severe weather events and other operational disruptions.

In 2024, ABM opened its Electrification Center in Forsyth County, Georgia, which centralizes electrical infrastructure operations, distribution, and training. In 2025, the Electrification Center supported community engagement through partnerships with local schools and universities, providing education and exposure for career paths in electrical infrastructure and skilled trades.

ABM’s corporate responsibility efforts continue to be recognized externally. In 2025, ABM was named among Newsweek’s America’s Most Responsible Companies and USA Today’s America’s Climate Leaders.

14 ABM Industries Incorporated 2026 Proxy Statement

Mandatory Retirement

The Board has adopted a retirement policy for directors who attain the age of 73, subject to waiver by the Board if the Governance Committee and Board each deem a director’s continued service is in the best interests of the Company.

Outside Board Limits

We limit the number of other public company boards our directors may join to ensure that our directors are able to rigorously prepare for and participate in Board and Committee meetings. Directors who are full-time employees of the Company or who serve as chief executive officers or equivalent positions at other public companies may not serve on more than one other board of a publicly traded company. Other directors may not serve on more than four boards of public companies (including the Company’s Board). Any Audit Committee member’s service on more than three public company audit committees will be subject to the Board’s determination that the member is able to serve effectively on the Company’s Audit Committee and the disclosure of that determination in ABM’s annual proxy statement. A director is required to notify the Governance Committee before accepting an invitation to serve on another board to enable ABM to consider whether (1) any regulatory issues or potential conflicts are raised by the director accepting such an invitation and (2) the director will have the time required for preparation, participation and attendance at Board meetings. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process. The Governance Committee is responsible for reviewing directors’ compliance with the Company’s overboarding policy on an annual basis. All of our current Board members are in compliance with the Company’s overboarding policy.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Stakeholder and Enterprise Risk Committee. Each committee is composed solely of independent directors, meets periodically throughout the year, reports its actions and recommendations to the Board, receives reports from senior management, meets regularly in executive session, annually evaluates its performance and has the authority to retain outside advisors. Annually, or more frequently, as needed, our Governance Committee reviews committee assignments and makes recommendations to the Board with respect to committee membership, taking into consideration each director’s qualifications and the desire to refresh committee membership. The primary responsibilities of each committee, as well as membership of each committee, as of the date of this Proxy Statement, are summarized below. Each committee is governed by a charter, which sets forth the applicable responsibilities for each committee. For more information, see the committee charters on the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

Audit Committee

Jill M. Golder, Chair Quincy L. Allen Barry A. Hytinen Winifred M. Webb	Key Oversight Responsibilities

	•	Appointment, compensation, retention and oversight of the work of the independent auditor, including preapproval of audit/nonaudit services provided
	•	Scope and results of the independent auditor’s audit
	•	Review of financial reporting activities, including quarterly and annual financial statements, and accounting standards/principles used
	•	Internal audit functions
	•	Disclosure controls and internal controls

The Board has determined that each member of the Audit Committee is independent and financially literate and that Ms. Golder, Mr. Hytinen and Ms. Webb each qualifies as an “audit committee financial expert” under applicable SEC rules.

The Audit Committee met eight times in fiscal year 2025.

ABM Industries Incorporated 2026 Proxy Statement 15

Compensation Committee

James D. DeVries, Chair LeighAnne G. Baker Donald F. Colleran Thomas M. Gartland	Key Oversight Responsibilities

	•	Recommend CEO compensation to the full Board and conduct performance evaluation
	•	Approve other non-CEO executives’ compensation
	•	Approve equity plans and awards
	•	Review of compensation structure
	•	Approve executive employment and severance agreements

The Compensation Committee met five times in fiscal year 2025.

Governance Committee

LeighAnne G. Baker, Chair Thomas M. Gartland Jill M. Golder Sudhakar Kesavan	Key Oversight Responsibilities

	•	Director recruitment
	•	Corporate governance
	•	Board committee structure, membership and evaluations of Board and committees
	•	Director compensation
	•	Board succession planning

The Governance Committee met six times in fiscal year 2025.

Stakeholder and Enterprise Risk Committee

Quincy L. Allen, Chair Carol A. Clements Donald F. Colleran Art A. Garcia Winifred M. Webb	Key Oversight Responsibilities

	•	Social matters, including, but not limited to, culture and inclusion, employee engagement, talent acquisition, development and retention, and health and safety, and risks related to such matters
	•	Environmental issues, including, but not limited to, climate change, emissions tracking and energy consumption
	•	Oversee the preparation and publication of the Company’s Corporate Responsibility Report
	•	Assist the Board in its oversight of the Company’s enterprise risk management program
	•	Assist the Board in fulfilling its oversight responsibilities relating to the Company’s identification, evaluation and mitigation of strategic and operational risks
•

Assist the Board in its oversight of risks relating to cybersecurity as part of the Company’s enterprise risk management program, including by reviewing the Company’s cybersecurity risk tolerances and mitigation strategies

The Stakeholder and Enterprise Risk Committee met four times in fiscal year 2025.

Board and Committee Attendance in Fiscal Year 2025

During fiscal year 2025, the Board held six meetings. During fiscal year 2025, the Board’s four committees (Audit, Compensation, Governance, and Stakeholder and Enterprise Risk), held a collective total of 23 meetings. In fiscal year 2025, each director attended 94% or more of the meetings of the Board and the committees on which he or she served (held during the period in which the director served on the Board and/or such committees). Overall attendance at Board and committee meetings was 99%.

16 ABM Industries Incorporated 2026 Proxy Statement

Our Board meets in executive session during each regularly scheduled Board meeting, with Sudhakar Kesavan, the Chairman of the Board, presiding at such executive sessions, and may meet in executive session during specially called meetings.

We do not have a policy regarding directors’ attendance at our annual meetings of stockholders; however, all directors are encouraged to attend. All of our directors serving at the time of the 2025 Annual Meeting of Stockholders attended such meeting.

ABM Industries Incorporated 2026 Proxy Statement 17

DIRECTOR COMPENSATION FOR FISCAL YEAR 2025

ABM compensates non-employee directors through a combination of annual cash retainers, fees relating to chairing or serving on a committee, and equity grants. ABM also reimburses its directors for out-of-pocket expenses incurred in attending Board and Committee meetings. Equity awards to non-employee directors in fiscal year 2025 were granted under our stockholder-approved ABM Industries Incorporated 2021 Equity and Incentive Compensation Plan (Amended and Restated February 10, 2025) (the “2021 Equity and Incentive Compensation Plan”). The Governance Committee annually reviews and approves the compensation of non-employee directors. Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent consultant, periodically provides information regarding non-employee director compensation to the Governance Committee. No changes were made to non-employee director compensation in fiscal year 2025. The following table describes the components of the non-employee director compensation program in effect during 2025.

2025 Non-Employee Director Compensation Elements

Compensation Element	2025 Compensation Program
Annual Board Cash Retainer	• $190,000 for Chairman of the Board • $90,000 for other non-employee directors
Annual Board Equity Retainer	• $220,000 for Chairman of the Board (vesting one year from grant date) • $160,000 for other non-employee directors (vesting one year from grant date)
Board and Committee Meeting Attendance Fees	None
Annual Committee Member Cash Retainer* *The Chairman of the Board does not receive a separate retainer for Committee memberships	• $20,000 for Audit members • $12,500 for Compensation members • $12,500 for Governance members • $12,500 for Stakeholder and Enterprise Risk members
Annual Committee Chair Additional Cash Retainer	• $15,000 for Audit Chair • $10,000 for Compensation Chair • $10,000 for Governance Chair • $10,000 for Stakeholder and Enterprise Risk Chair

18 ABM Industries Incorporated 2026 Proxy Statement

2025 Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Name*	($)	($)	($)	($)
Quincy L. Allen	128,333	159,990	13,126	301,449
LeighAnne G. Baker	125,000	159,990	2,171	287,161
Carol A. Clements(4)	39,583	93,329	481	133,394
Donald F. Colleran	115,000	159,990	2,171	277,161
James D. DeVries	108,333	159,990	8,892	277,216
Art A. Garcia	117,083	159,990	21,145	298,219
Thomas M. Gartland	119,167	159,990	20,204	299,361
Jill M. Golder	131,250	159,990	2,171	293,411
Barry A. Hytinen(5)	7,500	-	-	7,500
Sudhakar Kesavan(6)	205,833	219,980	2,985	428,798
Winifred M. Webb	126,667	159,990	10,945	297,602

*Mr. Salmirs is a member of the Board and President and Chief Executive Officer of ABM. His compensation for fiscal year 2025 is reported in the 2025, 2024 and 2023 Summary Compensation Table and other sections of this Proxy Statement. In fiscal year 2025, Mr. Salmirs did not receive any compensation for his service on the Board.

(1)
Amount includes annual Board cash retainers, Committee member cash retainers, and Committee chair additional cash retainers.
(2)
The value of stock awards shown in the “Stock Awards” column is based on the grant date fair value computed in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the equity awards shown in the “Stock Awards” column is based on the closing price per share of the Company’s common stock on the date of grant of the equity award. A director who becomes a Board member following the date of the last held annual meeting of stockholders receives a prorated grant of restricted stock units (“RSUs”) based on the date that he or she joined the Board. In addition, each non-employee director who was expected to continue on the Board after the 2025 annual meeting of stockholders received an annual grant on January 6, 2025. For each then-current director, with the exception of Mr. Kesavan, the grant for 2025 on January 6, 2025 was 3,155 RSUs, which was calculated by dividing $160,000 by $50.71. For Mr. Kesavan, the grant for 2025 on January 6, 2025 was 4,338 RSUs, which was calculated by dividing $220,000 by $50.71. For Ms. Clements, the grant was pro-rated for 2025 on July 1, 2025 and totaled 1,964 RSUs, which was calculated by dividing $93,333 by $47.52. Mr. Hytinen was appointed to the Board in October 2025 and did not receive a pro-rated RSU grant until after the end of the fiscal year. RSUs held by each then-current director as of October 31, 2025, including RSUs that have been deferred under the Deferred Compensation Plan for Non-Employee Directors, were: Mr. Allen, 16,750; Ms. Baker, 3,189; Ms. Clements, 1,975; Mr. Colleran, 3,189; Mr. DeVries, 11,811; Mr. Garcia, 26,104; Mr. Gartland, 25,006; Ms. Golder, 3,189; Mr. Kesavan, 4,386; and Ms. Webb, 13,425.
(3)
Amounts shown include value of dividend equivalents (“DEUs”) credited in fiscal year 2025 with respect to RSUs held by non-employee directors, including deferred RSUs under the ABM Deferred Compensation Plan for Non-Employee Directors. DEUs are settled in Company stock when the underlying RSUs vest.
(4)
Ms. Clements joined the Board on June 11, 2025.
(5)
Mr. Hytinen joined the Board on October 29, 2025.
(6)
Chairman of the Board.

Non-Employee Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan for Non-Employee Directors (“Director Deferred Compensation Plan”). Plan participants may elect to defer receipt of all or any portion of their annual cash retainers and fees until they cease to be members of the Board, or to specified withdrawal dates (at least three years after their election), in accordance with the terms of the Director Deferred Compensation Plan. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in the Wall Street Journal on the last business day coinciding with or next preceding the valuation date. In addition, the Director Deferred Compensation Plan permits directors to defer the settlement of Director RSUs to a date later than the vesting date.

ABM Industries Incorporated 2026 Proxy Statement 19

Director Stock Ownership Policy

Our Director Stock Ownership Policy requires directors to hold common stock (including unvested or deferred RSUs) having a value equivalent to five times his or her annual cash retainer within five years of becoming a director. Under this policy, directors who are not at their targeted stock ownership level within the five-year period must hold at least 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under our equity incentive plans or acquired pursuant to the exercise of an option, net of any shares sold to pay the exercise price. All directors are either at or above the targeted stock ownership levels or are still within the initial five-year period.

Pursuant to our anti-hedging and pledging policy, our directors are not permitted to hedge or pledge shares of ABM’s common stock.

20 ABM Industries Incorporated 2026 Proxy Statement

EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Philosophy and Practices
How We Compensated Our NEOs in 2025
Other Compensation and Governance-Related Matters
Compensation Committee Report
Additional Information About Executive Compensation
2025, 2024 and 2023 Summary Compensation Table
Grants of Plan-Based Awards During Fiscal Year 2025
Outstanding Equity Awards at 2025 Fiscal Year-End
Option Exercises and Stock Vested in Fiscal Year 2025
Nonqualified Deferred Compensation in Fiscal Year 2025
Potential Post-Employment Payments
2025 CEO Pay Ratio
Pay versus Performance

ABM Industries Incorporated 2026 Proxy Statement 21

PROPOSAL 2—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

Proposal Summary

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation policies and practices as described in the Compensation Discussion and Analysis, accompanying tables and related narrative contained in this Proxy Statement. At our 2023 annual meeting of stockholders, our stockholders voted to conduct this advisory vote on an annual basis. Accordingly, the Company has determined to submit an advisory vote on our executive compensation to our stockholders at each annual meeting (with the next one occurring in 2027) until the next advisory vote on the frequency of such advisory votes in 2029.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the following resolution:

RESOLVED—that the stockholders approve, on an advisory basis, the compensation of the Company’s executives named in the 2025, 2024 and 2023 Summary Compensation Table, as disclosed in the Company’s 2026 Proxy Statement pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” the preceding resolution. Your vote is advisory and so it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

22 ABM Industries Incorporated 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other executive officers named in the 2025, 2024 and 2023 Summary Compensation Table (collectively, our “NEOs”).

Our Compensation Committee (referred to as the “Committee” in this section of the Proxy Statement) oversees all aspects of our NEO compensation. Our NEOs for fiscal year 2025 are:

•	Scott Salmirs, President and Chief Executive Officer
•	David Orr, Executive Vice President and Chief Financial Officer
•	Rene Jacobsen, Executive Vice President and Chief Operating Officer
•	Raul Valentin, Executive Vice President and Chief Human Resources Officer
•	Sean Mahoney, Executive Vice President and President, Sales and Marketing
•	Earl R. Ellis, Former Executive Vice President and Chief Financial Officer*

*Mr. Ellis served as Executive Vice President and Chief Financial Officer through June 6, 2025. He then served as Senior Advisor from June 7, 2025 until his termination from the Company on September 5, 2025.

OUR COMPENSATION PHILOSOPHY AND PRACTICES

Compensation Philosophy

Our objective is to design an executive compensation program that encourages all of our leaders to produce strong financial results and create sustainable long-term value for our stockholders. To achieve this, we:

•
use evaluation criteria that include both internally measured performance (represented by our performance against our financial targets) and externally measured performance (represented by relative total stockholder return);
•
place significant weight on long-term equity compensation, thereby tying a substantial amount of total compensation of our executives to the achievement of sustained stockholder value creation; and
•
provide a mix of short-term annual cash incentive compensation and long-term performance-based equity compensation.

Best Practices

The following are some of the best practices we employ in our compensation program.

•
At-Will Employment. We do not have fixed-term employment agreements with our NEOs.
•
Clawback Policy. We maintain a clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former executive officer in the event of an accounting restatement, in accordance with such policy.
•
Special Forfeiture Rights (Enhanced Clawback Policy). Our incentive award terms and conditions provide that, in the event of an employee’s serious misconduct, outstanding awards will be forfeited and certain amounts paid and received by employees will be recoverable by the Company.
•
No Single-Trigger Change-in-Control Payments. We utilize double-trigger change-in-control provisions.
•
No Tax Gross-Ups. We do not have tax gross-ups.
•
No Grant Timing. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and ABM does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
•
No Hedging or Pledging. We prohibit hedging and pledging of Company stock.

ABM Industries Incorporated 2026 Proxy Statement 23

•
Stock Ownership Guidelines and Retention Requirements. We require significant stock ownership and retention by our executive officers.
•
Limited Perquisites. Our executive officers receive limited perquisites.
•
No Unearned Dividends or Dividend Equivalents. Our executive officers receive dividend equivalents on equity awards only to the extent that the awards are earned.

Fiscal 2025 Overview and Impact on Executive Compensation

In fiscal year 2025, the Board and management team focused on ensuring the Company was well-positioned and appropriately resourced to build on its strengths and capture growth opportunities across our business segments.

2025 Company Performance
•
Grew total revenue 4.6% to $8.7 billion, comprised of organic growth of 3.8% and the remainder from acquisitions. Each segment generated organic revenue growth, led by Technical Solutions and Aviation, which grew 10% and 8%, respectively. Manufacturing & Distribution grew 4%, while both Business & Industry and Education grew 2%, all supported by new wins and client expansions.
•
Increased net income to $162.4 million and grew adjusted EBITDA to $496.6 million(1). These results reflect higher segment operating earnings and the benefits of cost management and restructuring actions, partially offset by higher interest expense and continued investments to support long-term growth initiatives.
•
Repurchased $121.3 million of common stock, reducing our outstanding share count by approximately 4%, and paid dividends totaling approximately $66 million to stockholders, marking 58 consecutive years of raising our annual dividend.

Pay Governance and Philosophy
•
Provide compensation plans with a significant portion of the total pay at-risk in short- and long-term incentives and a greater emphasis on the long-term plans, and payouts based on achievements of financial and non-financial objectives.
•
Maintain policies that promote good governance and serve the interests of our stockholders, including policies on anti-pledging, anti-hedging, insider trading, stock ownership guidelines for executives and clawbacks.
•
Follow best practices such as maximum caps on our short- and long-term incentive plans, a combination of relative and absolute performance metrics in our performance share program, multi-year vesting of our time-based stock awards, and no guaranteed base salary increases.
•
Hold an advisory say-on-pay vote on an annual basis, with a track record of investor support of executive compensation plans.
•
Pay programs align our executives' compensation with strategic goals while motivating and retaining executives critical to our future success and long-term performance.
•
A significant portion of our executives' compensation is at-risk, with approximately 89% of our CEO's compensation and approximately 77% of our other NEOs’ compensation tied to short- and long-term incentive plans.
•
Pay levels are set commensurate with performance and intended to attract and retain high quality executive talent, with our total target pay approximating the peer median.
•
Committee engages an independent compensation consultant to advise on internal pay equity among executives, pay-for-performance alignment and external market competitiveness, including peer analyses.

NEO 2025 Pay
•
Base salaries reflect each NEO's role, responsibility, experience, individual performance and market conditions, without automatic or guaranteed increases.
•
Corporate goals under the Company’s annual cash incentive program (“CIP”) were achieved at above target payout for organic revenue and safety and slightly below target for CIP

24 ABM Industries Incorporated 2026 Proxy Statement

Adjusted Net Income(1), each based on performance targets aligned to the fiscal year 2025 budget goals. Personal objectives for the NEOs were achieved at above target performance, ranging between 125% and 150% of target, reflecting positive achievement against their individual goals.
•
Long-term equity incentives were awarded in January 2025, with (i) more than a majority (60%) granted in the form of three-year performance-based shares tied to M&A adjusted EBITDA(1) and M&A adjusted revenue(1), along with a relative-total stockholder return (“TSR”) modifier on a scale of 80% to 120% of the earned award and (ii) the remainder (40%) granted in the form of time-based RSUs, with both awards earned over a three-year period.
•
Our 2023–2025 Performance Share Plan for NEOs was based on M&A adjusted EBITDA(1) and organic revenue. Achievement under the 2023–2025 Performance Share Program metrics resulted in an earned award at 84% of target. After application of the TSR modifier accounting for the Company’s ranking in the 10th percentile of S&P Composite 1500 Services & Supplies Index companies, final payout for the 2023-2025 Performance Share Program was at 67% of target.

Why you should support Say-on-Pay Proposal
•
ABM delivered record revenue and record new sales bookings in 2025, even as our clients operated in a challenging and uncertain macroeconomic environment.
•
The Company’s 2025 incentive payouts reflected our achievement in motivating our executives and other employees to achieve operational and financial goals that support our long-term business objectives and strategic priorities, and, in the case of the 2025 annual cash incentive, were paid on the basis of the collective achievement of 2025 financial targets.
•
We adopt pay programs that align the strategic priorities of the Company with the interests of stockholders while also serving to attract, motivate and retain a high-quality management team focused on ABM's strategy execution. ABM measures its progress against strategic priorities over the long-term, based primarily on financial metrics relating to revenue growth, profitability, cash flow and total shareholder returns.

(1)
Adjusted EBITDA, CIP Adjusted Net Income, M&A adjusted EBITDA, and M&A adjusted revenue are non-GAAP financial measures. Reconciliations of these financial measures to the nearest GAAP financial measures or definitions of these measures are set forth in Appendix A to this Proxy Statement.

Pay-for-Performance Alignment

The following graph provides a historical realizable pay-for-performance analysis for ABM’s CEO against the Company’s 2025 peer group for 2022–2024. The Company’s relative pay and performance were strongly aligned over the period, with the relative TSR performance at the 55th percentile of the group and CEO realizable pay at the 41st percentile of the group. The Committee’s independent consultant conducted the realizable pay-for-performance assessment in order to ensure alignment with our pay for performance philosophy. Our pay-for-performance alignment is attributable to setting appropriate and rigorous performance goals within the annual and long-term incentive plans, using incentive metrics that align with shareholder value creation, using a balanced mix of fixed vs. variable compensation and LTI vehicles, and providing competitive compensation opportunities.

ABM Industries Incorporated 2026 Proxy Statement 25

Fiscal Year 2024 “Say-on-Pay” Vote Results

In March 2025, our say-on-pay proposal received 97.5% approval by our stockholders. The Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, aligning with best practices in corporate governance and reflecting the interests of our stockholders and stakeholders. The Committee and management use the annual say-on-pay vote as a guidepost for stockholder perspective and believe that this result indicates that our programs are aligned with stockholders’ interests.

Compensation Decision Process

Role of the Compensation Committee

The Committee is responsible for the design of the Company’s executive compensation program, and for reviewing the overall effectiveness of our executive compensation program to ensure the design achieves our objectives. The Committee:

•
approves CEO annual performance objectives and evaluates the CEO’s annual performance in light of such objectives;
•
approves our compensation market analysis process, as well as the companies used for compensation and design comparison purposes;
•
approves performance metrics for our annual and long-term incentive compensation programs;
•
follows a comprehensive goal setting process to ensure rigorous and fair goals are established under both our annual and long-term incentive plans;
•
approves non-CEO executive officer compensation, based on recommendations from the CEO; and
•
performs an annual evaluation of risk as it pertains to our Company-wide incentive compensation plans and programs.

26 ABM Industries Incorporated 2026 Proxy Statement

Based on the Committee’s assessment of the CEO’s performance achievement against his performance objectives, the Committee recommends CEO compensation to the independent members of our Board. This recommendation includes base pay level, cash incentive compensation and equity awards. All elements of CEO pay are approved by the Board, with Mr. Salmirs recusing himself.

The Committee generally has the authority to delegate its authority to subcommittees or the Chair of the Committee, as well as to officers of the Company, when it deems appropriate and in the best interests of the Company. The Committee has delegated authority to the chief executive officer to determine and approve equity awards for non-executive officer employees of the Company.

Role of Compensation Consultants

In 2025, the Committee continued to directly engage Pay Governance to serve as the Committee’s independent compensation consultant. The Committee takes into consideration the advice of its independent consultant to inform its decision-making process and has sole authority for retaining and terminating its consultant, as well as approving the terms of engagement, including fees. Services provided by the consultant to the Committee relating to executive compensation include: attend Committee meetings to present and offer independent recommendations, insights and perspectives on executive compensation matters; assess our Compensation Comparator Group (“CCG”) used for compensation decisions; assess how our executive compensation program aligns with pay for performance; review targeted pay levels and the mix of principal compensation components for the CEO and other NEOs; advise on annual and long-term incentive design and plan structure, performance goals, award opportunities and vesting conditions; and update the Committee on emerging trends and best practices in the area of executive compensation. The Committee meets multiple times throughout the year with the compensation consultant in executive session without management present. The compensation consultant works for the Committee and, with the approval of the Committee, has also provided services to the Governance Committee in connection with director compensation matters. Pay Governance does not provide any other services to the Company. The Committee has determined Pay Governance to be independent from management and that its engagement did not present any conflicts of interest. From time to time, the Committee may engage other consultants and advisors in connection with various compensation and benefits matters.

The Company’s management retains Willis Towers Watson as its primary compensation consultant to advise on program design, apprise management of evolving practices and trends, and perform other consulting services as needed.

Role of the CEO

The CEO makes recommendations to the Committee on the base salary, annual cash incentive targets, and equity awards for all executive officers other than himself. These recommendations are based on his assessment of each executive officer’s performance during the year and his review of, among other things, competitive market data and analysis of each specific executive’s role.

Use of Market Data and Our Compensation Comparator Group

The Committee uses compensation at our comparator group as one of its tools in connection with its assessment of our executive compensation programs and levels of compensation. Working with Pay Governance, the Committee regularly reviews the various criteria by which it selects the CCG. Companies in our CCG are generally selected with reference to the following criteria:

•
companies, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, and cleaning;
•
companies in other industries that have a high ratio of employees to revenue or market capitalization; and
•
companies that generate annual revenue comparable to ABM.

The Committee’s decisions relating to NEO pay are informed by its review of the compensation practices reported in the proxy statements filed by the companies in the CCG. The Committee believes that this proxy data provides a reasonable indicator of total compensation paid by companies that recruit executives with skill sets similar to those which we seek in our executives. Compensation for our executives is typically managed within the ranges of compensation paid by companies in the CCG. While the Committee normally references the CCG median (50th percentile) for each compensation element, the Committee uses its judgment to determine pay levels necessary to pay for performance and attract and retain executive talent. The Committee places significant weight on individual job performance, experience, compensation history, future potential, internal comparisons, affordability, retention risk, and in the case of executives other than the CEO, the CEO’s recommendations.

ABM Industries Incorporated 2026 Proxy Statement 27

2025 COMPENSATION COMPARATOR GROUP
Aramark ArcBest Corporation The Brink’s Company BrightView Holdings, Inc. C. H. Robinson Worldwide, Inc. Cintas Corporation Clean Harbors, Inc.	Comfort Systems USA, Inc. Cushman & Wakefield Ltd. EMCOR Group, Inc. Insperity, Inc. Iron Mountain Incorporated J.B. Hunt Transport Services, Inc. Kelly Services, Inc.	Republic Services, Inc. Robert Half Inc. Stericycle, Inc. United Rentals, Inc. Waste Connections, Inc. Werner Enterprises, Inc.

In September 2024, the Committee reviewed the CCG and determined for fiscal year 2025 to maintain the current peer group as each company remained within the Company’s selection criteria.

Elements of Compensation

The material components of our executive compensation program and their purposes and characteristics are summarized below.

Pay Element	Description and Purpose	Link to Business and Strategy
Base salary – payable in cash	• Fixed compensation, designed to recognize individual responsibilities, performance, leadership skills and time in role; annual review and adjustment, if appropriate	• Competitive base pay intended to attract and retain strong executive talent capable of leading the Company in our dynamic and competitive environment
Annual short-term incentives – payable in cash	• Variable, at-risk compensation designed to reward annual performance related to Company key financial and operational measures as well as individual objectives
•
Design of short-term incentives is evaluated annually for alignment with Company strategy; metrics are focused on financial and individual performance targets aligned with short-term company objectives

Long-term incentives – structured as equity awards, settled in Company stock
•
Variable, at-risk compensation that consists of a mix of performance-based and time-based equity awards; designed to motivate and retain our NEOs to achieve the Company’s long-term goals aligning them with the interests of our stockholders
• Programs are evaluated annually for alignment with achievement of Company’s long-term strategic objectives; metric selection aligned with achieving business strategy and priorities in the long-term

Using the elements of compensation described above, we structure our program in a way that places a significant portion of our executives’ compensation at risk. At-risk compensation includes: annual cash incentive compensation (“Bonus”) that is tied to annual financial, safety and individual performance measures; performance-based equity awards that are paid only if performance metrics established at the beginning of the three-year performance period are met (“PSs”); and time-based equity awards ("RSUs" together with PSs, “LTIs”). As reflected in the charts below, approximately 89% of our CEO’s compensation is at risk. Approximately 77% of our other NEOs’ compensation is at risk.

28 ABM Industries Incorporated 2026 Proxy Statement

CEO COMPENSATION	AVERAGE NEO COMPENSATION

HOW WE COMPENSATED OUR NEOs IN 2025

2025 Base Salary

The Committee reviews total compensation, including base salaries, for executives in the first quarter of each fiscal year, and as needed, in connection with recruitment, promotions or other changes in responsibilities that occur during the year. Base salary amounts affect potential annual cash performance incentive payments and equity award grant amounts, since these other compensation elements are based on a percentage of base salary. The following table shows each NEO’s 2024 and 2025 base salaries as of October 31 of each fiscal year. Annual changes in base salary typically become effective on January 1.

NAMED EXECUTIVE OFFICER	Base Salary as of October 31, 2024	Base Salary as of October 31, 2025
Scott Salmirs	$1,000,000	$1,030,000
David Orr(1)	$354,147	$560,000
Rene Jacobsen	$700,000	$725,000
Raul Valentin	$500,000	$600,000
Sean Mahoney	$500,000	$515,000
Earl R. Ellis(2)	$630,000	-
(1)
As of October 31, 2024, Mr. Orr served as Senior Vice President, Financial Planning and Analysis. In June 2025, in connection with his promotion to Executive Vice President and Chief Financial Officer, his annual base salary was increased to $560,000.
(2)
As of October 31, 2024, Mr. Ellis served as Executive Vice President and Chief Financial Officer. He was no longer employed by the Company as of October 31, 2025.

2025 Annual Cash Incentive Compensation

Each year, the Committee reviews the Company’s strategic and financial plan and key business objectives to align the CIP with the achievement of the Company’s goals. The metrics in the CIP have been selected to focus on driving sustainable, long-term value for our stockholders, as demonstrated by financial, safety and strategic goal achievement.

The Committee reviews the design, metrics and performance level requirements for the CIP annually, establishes the relative weightings of Financial Objectives, Safety Objectives and Personal Objectives for the CEO and all NEOs at the beginning of the year, and evaluates performance achieved against the objectives to determine cash payouts earned under the CIP.

Each of our NEOs was eligible to earn an annual cash incentive award under the CIP in fiscal year 2025.

2025 Financial and Safety Objectives for the CIP

For 2025, the Committee set Financial Objectives to incentivize top-line growth and bottom-line profitability and set 2025 Safety Objectives to drive continued improvement on key measures of workplace safety.

ABM Industries Incorporated 2026 Proxy Statement 29

2025 Personal Objectives for the CIP

At the beginning of fiscal year 2025, the Committee, in consultation with the full Board, established 2025 Personal Objectives for the CEO that aligned with the Company’s most critical strategic priorities for the year. At the beginning of fiscal year 2025, CEO also worked with each other NEO to establish 2025 Personal Objectives for each such NEO aligned to his or her most critical priorities for the year, which reflect the unique role of each NEO.

Bonus Targets and CIP Performance Objectives Weighting

The target and maximum bonus opportunities for each NEO, expressed as a percentage of his or her base salary on October 31, 2025, are set forth in the following table. The relative weights of the Performance Objectives for each NEO are: Financial Objectives, 70%; Safety Objectives, 10%; and Personal Objectives, 20%. Payout can range from 0% to 200% of target, with payout at Threshold performance of 24.125% of each NEO’s target.

2025 Annual Cash Incentive Program

	Cash Bonus as a Percent of Salary
	Target Bonus Opportunity as Percentage of Salary	Maximum Bonus Opportunity as Percentage of Salary
Named Executive Officer
Scott Salmirs	150%	300%
David Orr	85%	170%
Rene Jacobsen	125%	250%
Raul Valentin	70%	140%
Sean Mahoney	70%	140%
Earl R. Ellis	125%	250%

Funding Levels and Payouts Under CIP for NEOs in 2025

In December 2024, the Committee approved rigorous financial goals under the CIP that were based on the Company’s business plan, which is approved by the full Board. The Committee approved the goals with a holistic view of the prior year’s performance, the expected fiscal year 2025 performance of the Company, and macroeconomic factors impacting the Company. The Company’s financial and safety performance in 2025 resulted in a combined funding level for Financial Objectives and Safety Objectives that was at target, with Organic Revenue and Safety funding above target, and CIP Adjusted Net Income funding slightly below target. In combination, Financial Objectives and Safety Objectives are used to determine 80% of the annual CIP opportunity for the NEOs, and Personal Objectives are used to determine 20% of the annual CIP opportunity for the NEOs.

30 ABM Industries Incorporated 2026 Proxy Statement

2025 Funding Levels for Financial and Safety Objectives

Financial & Safety Objectives (80%)	Threshold	Target	Maximum	Actual	Actual vs. Target	Funding Levels
CIP Adjusted Net Income(1) 49.0% of overall weighting (equivalent to 70% of Financial Objectives weighting)	$203.43m	$239.32m	$275.22m	$231.35m	96.7%	93.34%
Organic Revenue 21.0% of overall weighting (equivalent to 30% of Financial Objectives weighting)	$7.886b	$8.480b	$9.328b	$8.723b	102.9%	102.89%
Funding Level of Financial Objectives (70% weighting)						96.28%
Funding Level of Safety Objectives(2) (10% weighting)		--		--	--	126.00%
(1)
CIP Adjusted Net Income is a non-GAAP measure. A reconciliation of actual CIP Adjusted Net Income to the nearest GAAP measure, Net Income, is set forth in Appendix A.
(2)
Comprised of metrics pertaining to the improvement of OSHA total recordable incident rate, safety training and safe work observation program completion rate, the safety objective achievement resulted in a funding level of 126%.

2025 Personal Objectives Achievements and CIP Award Payment for Scott Salmirs, President and CEO

For fiscal year 2025, the Committee considered Mr. Salmirs’ performance against his Personal Objectives in a process that involved discussions with all of the independent Board Members. After considering their perspectives, the Committee concluded Mr. Salmirs’ delivered on his Personal Objectives, including:

•
Elevate the Client Experience – Invested in industry-specific subject matter talent and sales resources, achieving another record year of new sales growth. Established a revamped strategic accounts program to strengthen our client relationships, improve client retention, and provide additional value to our clients by cross-selling and diversifying our service portfolio. Strengthened our ABM Performance Solutions offering by capturing new clients in high-growth markets and expanding services with existing clients.
•
Elevate the Team Member Experience – Executed on team member retention and new hire orientation pilots, supported the development of a defined interview approach and guide for frontline leaders, and continued expansion of key human resources systems.
•
Elevate our use of Tech & Data – Drove continued improvement in client retention through expansion of ABM Connect mobile application. Rolled out enterprise design and prepared for 2026 expansion; executed on planned AI pilots and completed proof-of-concept and deployment plans for key cyber program upgrades.

The Committee recommended, and the Board (with Mr. Salmirs recusing himself) approved, payout at 125.0% of target for Mr. Salmirs for the 20% Personal Objectives component of his 2025 CIP award.

As described above, Financial Objectives, which comprised 70% of Mr. Salmirs’ cash incentive compensation, were funded at 96.3%, and Safety Objectives, which comprised 10% of Mr. Salmirs’ CIP, were funded at 126.0%. Accordingly, Mr. Salmirs was awarded a 2025 CIP payment of $1,622,188, which represents 105.0% of his overall target.

Objectives	Weighting	Funding Level	Weighted Funding Level	Target Bonus Opportunity	Payout (rounded to nearest dollar)
Financial Objectives	70%	96.28%	67.396%	$1,081,500	$1,041,268
Safety Objectives	10%	126.00%	12.600%	$154,500	$194,670
Personal Objectives	20%	125.00%	25.000%	$309,000	$386,250
Total	100%		104.996%	$1,545,000	$1,622,188

ABM Industries Incorporated 2026 Proxy Statement 31

2025 Personal Objectives Achievements and CIP Award Payments for Our Other NEOs

For fiscal 2025, the Committee considered the performance of Mr. Orr, Mr. Jacobsen, Mr. Valentin, and Mr. Mahoney against their Personal Objectives in a process that involved discussions with Mr. Salmirs. After considering the perspectives of Mr. Salmirs, the Committee concluded that Mr. Orr, Mr. Jacobsen, Mr. Valentin and Mr. Mahoney delivered on their Personal Objectives as described in the table below. Pursuant to his Separation Agreement (as defined below), for fiscal year 2025, Mr. Ellis’s Personal Objectives were deemed earned at target.

Named Executive Officer	2025 Personal Objectives Achievements
David Orr Executive Vice President and Chief Financial Officer
•
Elevate the Client Experience – Executed against ABM’s five-year go-to-market strategy by investing in recent strategic acquisitions. Supported additional product and service offerings. Refreshed the three-year value creation model and targeted new investors aligned with the Company’s equity profile.

•
Elevate the Team Member Experience – Invested in attracting, developing, and retaining talent through the Finance Career Development Committee. Established a dedicated Financial Planning & Analysis team for ABM Technical Solutions. Successfully leveraged the internal leadership bench to ensure a smooth Chief Financial Officer transition.

•
Elevate our use of Tech & Data – Strengthened technology capabilities and advanced a more data-driven approach to financial performance management. Executed a Sarbanes-Oxley modernization initiative and enhanced supplier onboarding processes.

Rene Jacobsen Executive Vice President and Chief Operating Officer
•
Elevate the Client Experience – Executed against five-year go-to-market strategy by emphasizing ABM Performance Solutions and enhancing cross-selling program participation. Led operational focus on ABM Clean and ABM Connect. Supported post-acquisition integration operating models.

•
Elevate the Team Member Experience – Supported the development of refined interview tools for frontline leaders. Supported the expansion of enhanced human resources systems across the enterprise, and scaled ABM Connect mobile application in support of workforce management.

•
Elevate our use of Tech & Data – Expanded adoption of Client Connect interface to drive execution of key operational metrics and enhance client retention. Supported the execution of planned AI-related projects.

Raul Valentin Executive Vice President and Chief Human Resources Officer
•
Elevate the Client Experience – Executed against five-year go-to-market strategy through support of ABM Performance Solutions. Collaborated to enhance cross-selling program participation. Led efforts to enhance the Company’s social media presence to better position ABM’s brand and recruit talent.

•
Elevate the Team Member Experience – Invested in attracting and developing team members by advancing ABM Voice (internal survey) action planning. Strengthened culture and inclusion through enhanced employee value proposition and workforce policies. Provided talent development programs aligned with ABM’s internal career framework structure.

•
Elevate our use of Tech & Data – Strengthened technology and harnessed data through improved HR data integrity and payroll accuracy. Leveraged technology to optimize key HR processes. Implemented new technologies and AI-driven tools to prioritize HR processes.

Sean Mahoney Executive Vice President and President, Sales and Marketing
•
Elevate the Client Experience – Executed against five-year go-to-market strategy delivering $1.9B in new sales bookings. Supported the redesigned ABM branding and ABM.com to drive our differentiated market positioning and revenue generation.

•
Elevate the Team Member Experience – Invested in attracting and developing industry experienced team members focused on growth markets with intentional sales and operations alignment. Deployed training and onboarding programs to support new offerings and increase sales productivity. Recognized as a Top 50 Selling Organization.

•
Elevate our use of Tech & Data – Invested in AI-related initiatives to drive efficiency in sales proposal process and client engagement. Continued use of market and client data for hyper-targeting, quota and strategic account management. Supported investment in ABM Connect as a client dashboard further differentiating ABM as an innovation leader.

32 ABM Industries Incorporated 2026 Proxy Statement

The following table presents the fiscal year 2025 performance under our CIP for our other NEOs’ Financial Objectives, Safety Objectives and Personal Objectives, and their resulting payout (both the total award dollar amount and as a percentage of target opportunity).

Named Executive Officer	Objectives	Weighting	Funding Level	Weighted Funding Level	Target Bonus Opportunity	Payout (rounded to nearest dollar)
David Orr	Financial Objectives	70%	96.28%	67.396%	$333,200	$320,805
	Safety Objectives	10%	126.00%	12.600%	$47,600	$59,976
	Personal Objectives	20%	150.00%	30.000%	$95,200	$142,800
	Total	100%		109.996%	$476,000	$523,581
Rene Jacobsen	Financial Objectives	70%	96.28%	67.396%	$634,375	$610,776
	Safety Objectives	10%	126.00%	12.600%	$90,625	$114,188
	Personal Objectives	20%	150.00%	30.000%	$181,250	$271,875
	Total	100%		109.996%	$906,250	$996,839
Raul Valentin	Financial Objectives	70%	96.28%	67.396%	$294,000	$283,063
	Safety Objectives	10%	126.00%	12.600%	$42,000	$52,920
	Personal Objectives	20%	125.00%	25.000%	$84,000	$105,000
	Total	100%		104.996%	$420,000	$440,983
Sean Mahoney	Financial Objectives	70%	96.28%	67.396%	$252,350	$242,963
	Safety Objectives	10%	126.00%	12.600%	$36,050	$45,423
	Personal Objectives	20%	125.00%	25.000%	$72,100	$90,125
	Total	100%		104.996%	$360,500	$378,511
Earl R. Ellis(1)	Financial Objectives	70%	96.28%	67.396%	$551,250	$486,515
	Safety Objectives	10%	126.00%	12.600%	$78,750	$90,956
	Personal Objectives	20%	100.00%	20.000%	$157,500	$144,375
	Total	100%		99.996%	$787,500	$721,846

(1) Pursuant to his Separation Agreement, Mr. Ellis remained eligible to earn his annual cash incentive award under the CIP for fiscal year 2025 based on the Company’s performance for the entire fiscal year (with his Personal Objectives deemed earned at target). The award was prorated to reflect the portion of the fiscal year during which Mr. Ellis was employed.

Equity Incentive Compensation

Annual Equity Awards

The Committee believes that a long-term incentive program motivates and rewards our executive officers for their contributions to our Company’s performance and serves to align long-term compensation with the performance of Company stock. In fiscal year 2025, the Committee approved a long-term compensation program for our NEOs which included equity awards allocated among (i) time-based RSUs (40% of total equity grant at target), which vest ratably over a three-year period, and (ii) PSs with a TSR-modifier (“2025-2027 TSR-Modified Performance Shares”) (60% of total equity grant at target), which are based on Company financial metrics, M&A adjusted EBITDA (75% weighting) and M&A adjusted revenue (25% weighting) (the definitions for such metrics are set forth in Appendix A). Such 2025-2027 TSR-Modified Performance Shares will vest, if earned, based on the average funding of three, one-year performance periods (November 1, 2024 – October 31, 2025; November 1, 2025 – October 31, 2026; and November 1, 2026 – October 31, 2027). The payout for year one will be based on performance against the Company’s budget, with years two and three based on actual year over year growth versus targets calculated using an established standard growth rate set at the beginning of the three-year performance period. Possible funding levels of financial metrics are 0% to 200%, subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period from November 1, 2024 to October 31, 2027. Possible payouts for the 2025-2027 TSR-Modified Performance Shares range from 0% to 240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier).

ABM Industries Incorporated 2026 Proxy Statement 33

Possible award funding levels for the 2025-2027 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table.

Performance Level	% Achievement vs. Target for M&A Adjusted EBITDA (75% Weighting)	% Achievement vs. Target for M&A Adjusted Revenue (25% Weighting)	Award Funding %
Maximum	≥ 115.0	≥ 105.0	200
Target	100.0	100.0	100
Threshold	85.0	95.0	50
	< 85.0	< 95.0	0

Possible TSR-Modification levels for the 2025-2027 TSR-Modified Performance Shares are set forth below. The modification percentage will be multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2025-2027 TSR Performance Share Table

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

The Committee considers market data and the mix of compensation at risk when establishing the long-term incentive opportunity for each NEO. Generally, the Committee approves an equity award at a specific dollar value for each recipient based on a multiple of the recipient’s base salary. The dollar value of the award is determined after taking into consideration various factors, including a market analysis prepared by the Committee’s consultant and the overall mix of performance-based compensation. The Committee believes that a meaningful portion of equity compensation should be performance-based.

Fiscal Year 2025 Equity Awards*

	2025-2027 TSR-Modified Performance Shares		2025 Annual RSU
Named Executive Officer	Number Granted (at target)	Grant Date Value per Share(1) ($)	Number Granted	Grant Date Value per Share(2) ($)	Aggregate Value of Equity Awards (at target) ($)
Scott Salmirs	72,758	53.19	50,618	50.97	6,449,997
David Orr	2,084	50.97	2,084	50.97	212,442
David Orr(3)	5,634	47.92	3,787	47.52	449,940
Rene Jacobsen	24,534	53.19	17,068	50.97	2,174,919
Raul Valentin	13,536	53.19	9,417	50.97	1,199,964
Sean Mahoney	10,166	53.19	7,072	50.97	901,189
Earl R. Ellis(4)	17,766	53.19	12,360	50.97	1,574,963

*The Company does not publicly disclose its specific targets applicable to equity compensation programs until after the performance period is over, including specific target goals for financial metrics comprised of M&A adjusted EBITDA and M&A adjusted revenue due to potential competitive harm. The Committee has set performance goals that it believes are challenging, but attainable, with significant effort on the part of the Company. Please see Appendix A for a discussion regarding how these measures are calculated from the Company’s financial statements. For additional information on our NEOs’ fiscal year 2025 equity awards, please see “Grants of Plan-Based Awards During Fiscal Year 2025.”

(1)
The grant date fair value of the PSs was calculated in accordance with FASB ASC Topic 718 using a Monte Carlo simulation that used various assumptions including an expected term based on the period from the grant date to October 31, 2027 (the last day of the performance period), an expected volatility of 31.66% and a risk-free interest rate of 4.26%.
(2)
The grant date fair value of the RSUs represents the closing price per share of ABM common stock on the grant date.

34 ABM Industries Incorporated 2026 Proxy Statement

(3)
On July 1, 2025, the Compensation Committee approved an additional grant of RSUs and Performance Shares to Mr. Orr in connection with his promotion, with an aggregate value of $449,940. The award was intended to align Mr. Orr’s compensation with the scope of his new responsibilities. The awards have the same terms and vesting schedules as the other fiscal year 2025 equity awards described above.
(4)
In connection with his termination from the Company on September 5, 2025, Mr. Ellis forfeited his fiscal year 2025 equity awards.

2023-2025 Performance Share Overview

In fiscal year 2023, we granted PSs with a TSR-modifier (“2023-2025 TSR-Modified Performance Shares”), which could be earned, if at all, based on Company financial metrics comprised of M&A adjusted EBITDA (75% weighting) and organic revenue (25% weighting) (reconciliations for such metrics are set forth in Appendix A). The 2023-2025 TSR-Modified Performance Shares earned were calculated at the end of the three-year period (November 1, 2022 to October 31, 2025) based on the average funding of three, one-year performance periods (November 1, 2022 – October 31, 2023; November 1, 2023 – October 31, 2024; and November 1, 2024 – October 31, 2025). Performance is measured annually for each performance measure and the payout is determined at the end of the three-year period. The goals associated with the first year of the performance period are based on the Company's budget and the performance goals for years two and three are based on pre-determined growth rates over prior year performance as established at the beginning of the performance period. The final payout based on Company financial metrics was subject to modification via a multiplier on a scale of 80% to 120% of the earned award based on the Company’s TSR performance relative to the S&P Composite 1500 Commercial Services & Supplies Index over the three-year performance period. Possible payouts for the 2023-2025 TSR-Modified Performance Shares ranged from 0-240% of target based on achievement of the Company financial metric goals (as adjusted by the TSR-modifier, as set forth in the tables below).

Award funding levels for the 2023-2025 TSR-Modified Performance Shares as to the financial metrics are set forth in the following table. The achievement levels are measured against budgeted performance in year one and against the pre-determined growth rates in years two and three.

Performance Level	% Achievement for Each Company Financial Metric	Award Funding %
Maximum	≥ 135	200
	≥ 125	150
	≥ 115	125
Target	≥ 95 — 105	100
	≥ 90	85
Threshold	≥ 75	50
	< 75	0

ABM Industries Incorporated 2026 Proxy Statement 35

Results of 2023-2025 TSR-Modified Performance Share Program

The following table summarizes the 2023-2025 TSR-Modified Performance Share Program results based on Company financial metrics.

Results of 2023-2025 TSR-Modified Performance Share Program

Metric	Weight	Year	Threshold	Target	Maximum	2023-2025 Results	Funding Level
M&A Adjusted EBITDA(1)	75%	2023	$400.0M	$533.0M	$720.0M	2023: $529.1M	100%
		2024	3.0% growth over prior year actual	4.0% growth over prior year actual	5.4% growth over prior year actual	2024:-6.4% growth	0%
		2025				2025: 3.7% growth	92%
						3 Year Average	64%
Organic Revenue	25%	2023	$6.140B	$8.187B	$11.052B	2023: $8.096B	100%
		2024	1.875% growth over prior year actual	2.5% growth over prior year actual	3.4% growth over prior year actual	2024: 2.9% growth	130%
		2025				2025: 4.1% growth	200%
						3 Year Average	143%
Total Three Year Weighted Average Payout							84%

(1)
M&A Adjusted EBITDA is a non-GAAP financial measure. A description of how this measure is calculated from ABM’s financial statements is set forth in Appendix A to this Proxy Statement.

Modification of 2023-2025 PS Awards Based on Relative TSR-Performance

TSR-Modification levels for the 2023-2025 TSR-Modified Performance Shares are set forth below. The modification percentage is multiplied by the weighted payout results from the Company financial metrics to determine the final award payouts.

2023-2025 TSR Performance Share Modification Potential

	ABM Three-Year Percentile Ranking	Modification Percentage Applies to Shares Earned
Threshold	25th Percentile	80%
Target	50th Percentile	100%
Maximum	75th Percentile	120%

2023-2025 TSR Performance Share Table
ABM Three-Year Percentile Ranking vs. S&P Composite 1500 Commercial Services & Supply Index	25th Percentile	50th Percentile	75th Percentile
Modification Level Applied to Shares Earned	80%	100%	120%
ABM Three-Year TSR Performance	10th Percentile
Total Three-Year Weighted Average Payout (from Results of 2023-2025 TSR-Modified Performance Share Program table above)	84%
Modification Percentage Applied to ABM TSR Performance Shares	80%
Final Payout of 2023-2025 TSR Performance Shares after Modifier	67%

36 ABM Industries Incorporated 2026 Proxy Statement

For the three-year performance period, the Company’s TSR performance ranked in the 10th percentile of the S&P Composite 1500 Commercial Services & Supplies Index, resulting in a modification under the 2023-2025 TSR-Modified Performance Shares of 80%. Applying this modifier to the Company’s weighted payout results based on Company financial metrics (84%) resulted in a final payout for the 2023-2025 TSR-Modified Performance Shares at 67% of target.

Named Executive Officer	2023-2025 TSR Performance Shares (Target)(1)	2023-2025 TSR Performance Shares (Earned)(1)
Scott Salmirs	90,849	60,869
David Orr(2)	2,573	2,161
Rene Jacobsen	33,179	22,230
Raul Valentin	11,257	7,542
Sean Mahoney	11,257	7,542
Earl R. Ellis	21,428(3)	14,357
(1)
Includes dividend equivalent units accrued on earned shares as of January 10, 2026.
(2)
Mr. Orr’s 2023-2025 performance shares were earned at 84% of target, as he was not an executive officer at the time of the grant of the 2023-2025 PSs and therefore his shares were not subject to the TSR modifier.
(3)
Pursuant to the terms of his Separation Agreement and the 2021 Equity and Incentive Compensation Plan, Mr. Ellis’ Target award was pro-rated based on his termination date.

Other Compensation and Governance-Related Matters

Employment and Change-in-Control Agreements

Each of our NEOs has entered into an employment agreement with the Company. The form of agreement reflects an “at-will” employment relationship, while at the same time affording some income security by specifying certain severance payments upon involuntary or constructive termination. Under the terms of these employment agreements, an executive whose employment is terminated without cause by the Company, or who resigns for “good reason” (as such terms are defined in the NEOs’ respective employment agreements), will be entitled to receive a multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Orr, Jacobsen, Valentin, Mahoney, and Ellis) of the sum of his base salary and target bonus, as well as a prorated portion of his annual bonus for the year of termination and 18 months of health insurance reimbursements. If Messrs. Salmirs, Orr, Jacobsen, Valentin, or Mahoney, voluntarily leaves the Company at age 60 or older with 10 years of service their equity awards granted after the effective date of the employment agreement but at least one year prior to such retirement will continue to vest, in accordance with the terms of those awards. These employment agreements also provide that following termination of employment for any reason, the officer will refrain from competing with, or soliciting the employees or customers of, the Company for one year following the termination of employment. Mr. Ellis was terminated without cause by the Company and became entitled to certain payments and benefits as described under “Potential Post-Employment Payments.”

In order to assure continuity of ABM’s senior management in the event of a potential change-in-control of the Company, ABM provides our NEOs with “double-trigger” severance benefits should their employment with ABM be terminated following a change in control. The current change-in-control agreements provide double-trigger severance benefits if the officer is terminated without cause, or resigns for “good reason,” within two years following a change-in-control. These benefits consist of a lump-sum payment equal to a multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Orr, Jacobsen, Valentin, Mahoney, and Ellis) of the sum of his base salary and target bonus; a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and accelerated vesting of equity awards. There are no excise tax gross-ups under the change-in-control agreements. Instead, any such payments and benefits are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but generally only if the reduction would increase the net after-tax amount received by the officer. Mr. Ellis’s change-in-control agreement terminated by its terms upon Mr. Ellis ceasing to be a full-time employee of the Company.

For a summary of the executives’ employment and change-in-control agreements in effect during fiscal year 2025, see “Potential Payments Upon Termination or Change-in-Control.”

ABM Industries Incorporated 2026 Proxy Statement 37

Stock Ownership Guidelines

The Company has stock ownership guidelines for certain officers, including our NEOs. Executives are expected to achieve their targets within five years of becoming subject to the stock ownership policy. Stock ownership guidelines are based on a multiple of base salary. Individuals who have not met their stock ownership level at the end of the applicable five-year period are expected to retain 50% of their after-tax net shares paid under any Company long-term incentive plan or program, such as shares paid out under the PS program and vested RSUs, until their ownership guidelines are satisfied. The Committee periodically reviews the stock ownership guidelines and may make adjustments to these guidelines to the extent it believes such adjustments are appropriate. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. Unvested RSUs are taken into consideration when determining if ownership guidelines have been achieved; however, unearned PSs are not included, nor are stock options, whether vested or unvested. Current stock ownership guidelines are as follows:

Position	Requirements
CEO	Shares with a fair market value equal to six times base salary
Executive Vice Presidents	Shares with a fair market value equal to three times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to base salary

All of our NEOs have either met or exceeded their stock ownership guidelines or are well positioned to achieve compliance within the required time period.

Anti-Hedging and Anti-Pledging Policies

Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited. We also prohibit pledging, or using as collateral, Company stock to secure personal loans or other obligations.

Insider Trading Policy

We have an insider trading policy (“Insider Trading Policy”) governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, or ABM itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards.

A copy of our Insider Trading Policy was filed as Exhibit 19 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2025.

Annual Compensation-Related Risk Evaluation

We annually review risks associated with our executive compensation program, as well as our other broad-based employee incentive programs, with respect to enterprise risk factors, with the assistance of management’s compensation consultant, Willis Towers Watson, which prepares an annual risk analysis. The Committee and its independent compensation consultant, Pay Governance, review this analysis. In connection with its 2025 review, the Committee noted the various ways in which risk is managed or mitigated. Practices and policies mitigating risks included the balance of corporate, business unit and individual weightings in incentive compensation programs, the mix between long-term and short-term incentives, use of stock ownership requirements, the Company’s policy prohibiting hedging and pledging, and the Company’s recoupment or “clawback” policy. Based on this review, the Committee agreed with the findings in the analysis that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

38 ABM Industries Incorporated 2026 Proxy Statement

Clawback Policy

In accordance with the requirements of the NYSE listing standards, we maintain the ABM Industries Incorporated Amended and Restated Recoupment Policy (the “Clawback Policy”), an executive officer clawback policy that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Company will recover reasonably promptly from each Covered Officer the applicable incentive compensation received by such Covered Officer in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

Special Forfeiture and Repayment Rights in the Event of Serious Misconduct (Other Clawback/Forfeiture Rights)

Pursuant to the terms and conditions applicable to cash and equity incentive awards, if the Board or applicable committee determines that an employee has engaged in conduct that constitutes “cause” (as defined in such terms and conditions and including serious misconduct, dishonesty, disloyalty, conviction of a felony or misdemeanor involving moral turpitude, failure to substantially perform employment-related duties or responsibilities, and material breach of the Company’s code of conduct), then (i) outstanding unvested or unexercised equity awards will be terminated and forfeited, (ii) restricted stock, RSUs, performance shares, and performance units that vested within a certain period immediately prior to the date it is determined that the employee engaged in conduct constituting cause (the “Determination Date”) will be required to be repaid to the Company, (iii) the Board or such committee may rescind any awards made to the employee within a certain period immediately prior to the Determination Date, and (iv) the Board or such committee may seek the recovery of any gains realized from the sale or disposition of shares issued pursuant to awards within a certain period immediately prior to the Determination Date.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include participation in ABM’s 401(k) Plan, as well as group life, health and accidental death and disability insurance programs and the Company’s voluntary deferred compensation plan. In addition, the NEOs are eligible for an executive physical to promote their health and safety. These and certain other perquisites are set forth in the 2025, 2024 and 2023 Summary Compensation Table.

The NEOs are eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation in Fiscal Year 2025” table, followed by a description of the plan. The Committee regularly reviews the benefits provided under this and other plans, and as a result of such a review, in January 2011, the Company entered into a trust agreement that will fund amounts due under the Employee Deferred Compensation Plan in the event of a change in control of ABM.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed the Compensation Discussion and Analysis and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and the Proxy Statement.

Compensation Committee:

James D. DeVries, Chair

LeighAnne G. Baker

Donald F. Colleran

Thomas M. Gartland

ABM Industries Incorporated 2026 Proxy Statement 39

Additional Information About Executive Compensation

The following tables and accompanying narrative provide detailed information regarding the compensation of the NEOs.

2025, 2024 and 2023 Summary Compensation Table

	Fiscal	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Scott Salmirs	2025	1,025,000	6,449,997	1,622,188	14,000	9,111,185
President and	2024	1,000,000	5,749,575	1,923,605	13,800	8,686,980
Chief Executive Officer	2023	1,000,000	5,750,227	1,482,375	21,000	8,253,602
David Orr(4)	2025	444,346	662,382	523,581	14,000	1,644,309
Executive Vice President
and Chief Financial Officer
Rene Jacobsen	2025	720,833	2,174,919	996,839	22,283	3,914,874
Executive Vice President and	2024	700,000	3,599,807	1,192,103	26,160	5,518,070
Chief Operating Officer	2023	700,000	2,100,058	858,156	24,560	3,682,774
Raul Valentin	2025	583,333	1,199,964	440,983	14,000	2,238,280
Executive Vice President and	2024	495,833	874,882	459,341	13,800	1,843,856
Chief Human Resources Officer
Sean Mahoney(4)	2025	512,500	901,189	378,511	14,000	1,806,200
Executive Vice President and
President, Sales and Marketing
Earl R. Ellis(5)	2025	537,115	1,574,963	0	3,619,950	5,732,028
Former Executive Vice President	2024	630,000	1,574,848	954,767	13,800	3,173,415
and Chief Financial Officer	2023	630,000	1,575,033	772,341	21,553	2,998,927
(1)
The values shown are the aggregate grant date fair values for PS and RSU awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the probable outcome at grant), in the case of PSs. A discussion of assumptions used in calculating these values may be found in Note 16, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025. The target values for 2025-2027 TSR-Modified Performance Shares granted in fiscal year 2025 under the 2025-2027 Performance Share Program are as follows: Mr. Salmirs, $3,128,594; Mr. Orr, $331,874; Mr. Jacobsen, $1,054,962; Mr. Valentin, $582,048; Mr. Mahoney, $437,138; and Mr. Ellis, $763,938. The maximum possible values for 2025-2027 TSR-Modified Performance Shares granted in fiscal year 2025 under the 2025-2027 Performance Share Program are as follows: Mr. Salmirs, $7,508,626; Mr. Orr, $760,653; Mr. Jacobsen, $2,531,909; Mr. Valentin, $1,396,915; Mr. Mahoney, $1,049,131; and Mr. Ellis, $1,833,451. These values are calculated using the October 31, 2025 closing price of $43.00 per share.
(2)
Amounts shown in this column represent annual performance-based cash payments under the CIP, as described in the Compensation Discussion & Analysis.
(3)
The Company factors the dollar value of dividends or other earnings paid on stock awards into the aggregate grant date fair value calculations reflected in the “Stock Awards” column of this table. For fiscal year 2025, this column represents:
•
for Mr. Salmirs: ABM contributions to the 401(k) plan.
•
for Mr. Orr: ABM contributions to the 401(k) plan.
•
for Mr. Jacobsen: ABM contributions to the 401(k) plan, and car allowance.
•
for Mr. Valentin: ABM contributions to the 401(k) plan.
•
for Mr. Mahoney: ABM contributions to the 401(k) plan.
•
for Mr. Ellis: Severance benefits pursuant to his Separation Agreement, including a cash payment of $2,835,000 to be made in equal installments over 24 months (representing two times base salary and target bonus), $721,846 (representing actual 2025 bonus paid), and a cash payment of $49,104 representing the full COBRA cost for continuing medical benefits. The total also includes $14,000 representing ABM contributions to the 401(k) plan. The total in this column excludes a pro-rata portion of Mr. Ellis’s unvested 2023 and 2024 PSs (32,547, in the aggregate with an aggregate value of $1,399,521 assuming target performance) that were deemed to remain eligible for vesting following his departure from ABM but for which the attributable values are indeterminable because such awards are still subject to the future attainment of performance goals. The values of such unvested PSs are included in the 2023 and 2024 rows of the “Stock Awards” column.

All Other Compensation excludes expense reimbursements and company paid life insurance, as it is paid on the same basis as all other employees.

40 ABM Industries Incorporated 2026 Proxy Statement

(4)
For Mr. Orr and Mahoney, only compensation for fiscal year 2025 is shown as they did not serve as NEOs in fiscal years 2023 or 2024.
(5)
Mr. Ellis was terminated from the Company effective September 5, 2025. Pursuant to his Separation Agreement, he forfeited all 2025 PS and RSU grants as of such date.

The following table shows payout ranges for the NEOs with respect to non-equity incentive plan awards under the CIP and equity incentive plan awards granted under the 2021 Equity and Incentive Compensation Plan, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2025

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Scott Salmirs	n/a	372,731	1,545,000	3,090,000
	1/9/2025				29,103	72,758	174,619		3,869,998
	1/9/2025							50,618	2,579,999
David Orr	n/a	114,835	476,000	952,000
	1/9/2025				1,042	2,084	4,168		106,221
	7/1/2025				2,254	5,634	13,522		269,982
	1/9/2025							2,084	106,221
	7/1/2025							3,787	179,958
Rene Jacobsen	n/a	218,633	906,250	1,812,500
	1/9/2025				9,814	24,534	58,882		1,304,963
	1/9/2025							17,068	869,956
Raul Valentin	n/a	101,325	420,000	840,000
	1/9/2025				5,414	13,536	32,486		719,980
	1/9/2025							9,417	479,984
Sean Mahoney	n/a	86,971	360,500	721,000
	1/9/2025				4,066	10,166	24,398		540,730
	1/9/2025							7,072	360,459
Earl R. Ellis(5)	n/a	189,984	787,500	1,575,000
	1/9/2025				7,106	17,766	42,638		944,974
	1/9/2025							12,360	629,989

(1)
Includes the annual cash incentive opportunity for fiscal year 2025 under the CIP. Actual payments made for fiscal year 2025 are reported in the “2025, 2024, and 2023 Summary Compensation Table” in the “Non-equity Incentive Plan Compensation” column. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)
Includes 2025-2027 TSR-Modified Performance Shares that were awarded in fiscal year 2025 under the 2021 Equity and Incentive Compensation Plan. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)
Includes RSUs granted under the 2021 Equity and Incentive Compensation Plan in fiscal year 2025. For additional information regarding these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.
(4)
Computed in accordance with FASB ASC Topic No. 718, excluding the effect of estimated forfeitures, based on target levels of achievement (the most probable outcome), in the case of the PSs. A discussion of assumptions used in calculating these values may be found in Note 16, “Share-Based Compensation Plans,” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025.
(5)
Mr. Ellis was terminated from the Company effective September 5, 2025. Pursuant to his Separation Agreement, he forfeited all 2025 PS and all RSU grants as of such date.

ABM Industries Incorporated 2026 Proxy Statement 41

The following table shows the outstanding equity awards held by our NEOs at October 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Scott Salmirs	1/10/2023	10,993	(2)	472,699
	1/10/2023	90,295	(3)	3,882,685
	1/9/2024	37,574	(2)	1,615,682	80,303	(4)	3,453,029
	1/9/2025	51,178	(2)	2,200,654	73,563	(5)	3,163,209
David Orr	1/10/2023	858	(2)	36,894
	1/10/2023	11,383	(2)	489,469
	1/10/2023	2,557	(3)	109,951
	1/9/2024	1,735	(2)	74,605	2,596	(4)	111,628
	1/9/2024	289	(2)	12,427
	1/9/2025	2,107	(2)	90,601	2,107	(5)	90,601
	7/1/2025	3,808	(6)	163,744	5,666	(7)	243,638
Rene Jacobsen	1/10/2023	4,015	(2)	172,645
	1/10/2023	32,976	(3)	1,417,968
	1/9/2024	13,723	(2)	590,089	29,327	(4)	1,261,061
	1/9/2024	36,667	(8)	1,576,681
	1/9/2025	17,256	(2)	742,008	24,805	(5)	1,066,615
Raul Valentin	1/10/2023	1,362	(2)	58,566
	1/10/2023	11,188	(3)	481,084
	1/9/2024	5,717	(2)	245,831	12,219	(4)	525,417
	1/9/2025	9,521	(2)	409,403	13,685	(5)	588,455
Sean Mahoney	1/10/2023	1,362	(2)	58,566
	1/10/2023	11,188	(3)	481,084
	1/9/2024	5,717	(2)	245,831	12,219	(4)	525,417
	1/9/2025	7,150	(2)	307,450	10,278	(5)	441,954
Earl R. Ellis(9)	1/10/2023	21,065	(3)	905,795
	1/9/2024				11,482	(4)	493,726

(1)
Amounts shown are based on $43.00 per share, the closing price per share of ABM common stock on October 31, 2025.
(2)
RSUs. One-third of the RSUs vest on the first, second and third anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2025.
(3)
2023-2025 TSR-Performance Shares (Earned). Amounts shown include 2023-2025 TSR-PSs that have been “earned” (i.e., the relevant performance period has ended) but remained unvested as of October 31, 2025. 2023-2025 TSR-PSs vested, to the extent earned, on January 10, 2026, when the Committee certified achievement of the goals and payment. The number of PSs shown includes the dividend equivalents through October 31, 2025.
(4)
2024-2026 TSR-Modified Performance Shares (Unearned) – On January 9, 2024, 2024-2026 TSR-Modified PSs were granted. Such 2024-2026 TSR-Modified PSs will vest, to the extent earned, on January 9, 2027. The number of PSs are shown at target and include the dividend equivalents through October 31, 2025.
(5)
2025-2027 TSR-Modified Performance Shares (Unearned) – On January 9, 2025, 2025-2027 TSR-Modified PSs were granted. Such 2025-2027 TSR-Modified PSs will vest, to the extent earned, on January 9, 2028. The number of PSs are shown at target and include the dividend equivalents through October 31, 2025.
(6)
RSUs. Mr. Orr's RSU award granted in connection with his promotion vests one-third on the first, second and third anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2025.

42 ABM Industries Incorporated 2026 Proxy Statement

(7)
Performance Shares. Mr. Orr's 2025-2027 TSR-Modified PSs granted in connection with his promotion. PSs will vest, to the extent earned, on January 9, 2028. The number of PSs are shown at target and include the dividend equivalents through October 31, 2025.
(8)
RSUs. Mr. Jacobsen’s one-time RSU award vested 100% on the second anniversary of the grant date. When cash dividends are paid on ABM common stock, DEUs are credited and converted into additional RSUs, subject to the same terms and conditions (including vesting) as the underlying RSUs. The number of RSUs shown includes the dividend equivalents through October 31, 2025.
(9)
Mr. Ellis was terminated from the Company effective September 5, 2025. Pursuant to his Separation Agreement, he forfeited all 2025 PS and RSU awards, and his 2023 and 2024 PS awards were prorated in accordance with its terms.

The following table shows the amounts realized upon exercise of stock options and value received upon vesting in fiscal year 2025 of stock awards previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Scott Salmirs	97,657	4,962,249
David Orr	3,956	200,576
Rene Jacobsen	36,801	1,870,003
Raul Valentin	9,428	479,091
Sean Mahoney	12,073	613,531
Earl R. Ellis	23,680	1,203,167
(1)
Amount is based on the closing price per share of ABM common stock on the date of vesting, multiplied by the number of gross shares acquired upon vesting.

The following table and accompanying footnotes and narrative describe benefits to the NEOs under the Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2025

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)		ABM Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Scott Salmirs	ABM Deferred Compensation Plan	407,708	(1)	0	280,723	0	4,473,209	(3)
	ABM Deferred Compensation Program for Employees (Equity Deferral)	0		0	0	0	2,589,185	(4)
David Orr	ABM Deferred Compensation Plan	42,763	(1)	0	(55,741)	0	200,990	(3)
Rene Jacobsen	ABM Deferred Compensation Plan	169,693	(1)	0	48,679	0	794,299	(3)
Raul Valentin		0		0	0	0	0
Sean Mahoney		0		0	0	0	0
Earl R. Ellis		0		0	0	0	0
(1)
Cash deferrals under the ABM Deferred Compensation Plan are included in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the 2025, 2024, and 2023 Summary Compensation Table for Mr. Salmirs, Mr. Orr, and Mr. Jacobsen.
(2)
Includes interest earned on cash deferrals under the ABM Deferred Compensation Plan. The interest rate in fiscal year 2025 averaged 5.58%. These amounts were not required to be included in the 2025, 2024, and 2023 Summary Compensation Table because they are not above market. Also includes DEUs credited with respect to all deferred RSUs outstanding, which are not included in “All Other Compensation” in the 2025, 2024, and 2023 Summary Compensation Table.
(3)
Includes amounts included in the Summary Compensation Table for prior years plus any interest earned in fiscal year 2025.

ABM Industries Incorporated 2026 Proxy Statement 43

Name	Amount Previously Reported in the Summary Compensation Table ($)
Scott Salmirs	3,784,778
David Orr	0
Rene Jacobsen	575,927
Raul Valentin	0
Sean Mahoney	0
Earl R. Ellis	0

(4)
Includes fiscal year-end value of RSUs deferred in prior years (60,214 for Mr. Salmirs); also includes dividend equivalents credited in 2025 with respect to such deferred RSUs. These values are calculated using the October 31, 2025 closing price of $43.00 per share. These deferred grants were included in the “Stock Awards” column in the fiscal year 2017 and fiscal year 2018 Summary Compensation Tables.

ABM’s Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $180,000. A trust agreement was put into place in January 2011 to provide that, in the event of a “change-in-control” as defined in the plan, the trust will be funded in an amount necessary to cover liabilities under the plan.

The ABM Deferred Compensation Plan allows participants to make pretax contributions from 1% to 50% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives may elect to receive distributions from the ABM Deferred Compensation Plan following termination of employment or on specified in-service distribution dates. Distributions may be made in a single lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if a participant wants to change his or her distribution, the change cannot be effective for at least 12 months, and the date of payment must be at least five years after the previously scheduled date of distribution. The ABM Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. The interest rate is subject to a cap equal to 120% of the long-term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year in which any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments or 10 annual installments, based on earlier elections made in accordance with plan provisions.

POTENTIAL POST-EMPLOYMENT PAYMENTS

During fiscal year 2025, we were party to employment agreements with each of our NEOs, which included severance benefits upon certain terminations, as further described below, and twelve-month post-employment prohibitions on competition with the Company and solicitation of certain Company employees. The potential payments upon termination described in the following tables are based on the agreements with our NEOs that were in effect on October 31, 2025.

We were also party to change-in-control agreements with each NEO during fiscal year 2025, which provided additional severance benefits in the event of a termination following a change in control, as further described below. The “double-trigger” change-in-control benefits under our 2021 Equity and Incentive Compensation Plan are also described below. None of these arrangements included any excise tax gross-ups.

44 ABM Industries Incorporated 2026 Proxy Statement

The following tables and accompanying narrative contain information with respect to potential payments to NEOs, other than Mr. Ellis, upon specified terminations of employment after a change-in-control, resignation or retirement, termination without cause, and death or disability, assuming the termination occurred on October 31, 2025.

Effective September 5, 2025, Mr. Ellis was involuntarily terminated without cause. He ceased serving in his position as Executive Vice President and Chief Financial Officer on June 6, 2025, and subsequently remained an employee of the Company, serving in the non-executive role of Senior Advisor from June 7, 2025 through September 5, 2025 (the “Separation Date”). In connection with his termination and following his execution and non-revocation of a release of claims against the Company, in accordance with the terms and conditions of his Executive Employment Agreement with the Company, Separation Agreement, and applicable equity award documents, and subject to Code Section 409A, Mr. Ellis received or will receive the following payments and benefits: (i) cash payment of $2,835,000 (representing two times base salary and target bonus), to be made in equal installments over the 24-month period following the Separation Date; (ii) eligibility to earn his annual cash incentive award under the CIP for fiscal year 2025 based on the Company’s performance for the entire fiscal year (with his Personal Objectives deemed earned at target) (earned and paid in the amount of $721,846); (iii) continued vesting of outstanding RSUs until the Separation Date; (iv) continued vesting of 2023 and 2024 outstanding PSs until the Separation Date (2023 PSs were earned and paid on a pro-rata basis in January 2026 (14,357 shares, with a value of $641,614 as of January 9, 2026) and 2024 PSs will be paid on a pro-rata basis (11,482 shares, with a value of $493,726 as of October 31, 2025, assuming target performance), if earned in January 2027, in each case, based on his service with the Company during the performance period); and (v) cash payment of $49,104 representing the full COBRA cost for continuing medical benefits. Pursuant to the Separation Agreement, Mr. Ellis remains subject to the restrictive covenants in his Employment Agreement, including 12-month non-competition and non-solicitation of employees and customers provisions, and confidentiality obligations.

Potential Payments upon Qualifying Terminations of Employment

Following a Change-in-Control

The following table estimates potential payments for Messrs. Salmirs, Orr, Jacobsen, Valentin, and Mahoney, if there had been a change-in-control on October 31, 2025, and either the executive’s employment had been terminated involuntarily or the executive had terminated employment for “good reason”. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2025(1) ($)	Severance Compensation(2) ($)	Health and ERISA Welfare Benefits(3) ($)	Equity Grants Vesting(4) ($)	Total(5) ($)
Scott Salmirs	1,545,000	7,725,000	38,835	14,788,115	24,096,950
David Orr	476,000	2,590,000	59,364	1,423,722	4,549,086
Rene Jacobsen	906,250	4,078,125	38,995	6,827,221	11,850,591
Raul Valentin	420,000	2,550,000	41,819	2,308,881	5,320,700
Sean Mahoney	360,500	2,188,750	38,995	2,060,417	4,648,662
(1)
Amount assumes target bonus at fiscal year-end 2025.
(2)
Multiple (3.0 for Mr. Salmirs; 2.5 for Messrs. Orr, Jacobsen, Valentin, and Mahoney) of the sum of base salary and target bonus for the year in which the change-in-control occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period.
(4)
The value is based on $43.00 per share, the closing price per share of ABM common stock on October 31, 2025. For PSs, amounts shown reflect vesting at target.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2025.” Amounts also do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below. Equity grants under our 2021 Equity and Incentive Compensation Plan vest upon a change-in-control if the recipient is terminated without cause within 24 months following the change-in-control.

The change-in-control agreements with the NEOs provide that, if a change-in-control occurs, the executive will receive the following benefits upon involuntary termination of employment (other than for cause) or resignation for good reason (such as certain specified material changes in position or compensation) prior to the second anniversary of the change-in-control:

•
a lump-sum payment equal to a multiple of the sum of base salary and target bonus (which multiple is 3.0 for Mr. Salmirs, 2.5 for Messrs. Orr, Jacobsen, Valentin, and Mahoney);

ABM Industries Incorporated 2026 Proxy Statement 45

•
a lump-sum payment equal to the present value of health and welfare benefits for 18 months; and
•
a lump-sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date, and a lump sum payment of any pro rata portion of any target amount for any unpaid incentive compensation for the performance period in which the termination takes place.
•
RSUs and Performance Share awards granted under the 2021 Equity and Incentive Compensation Plan will become fully vested (in the case of performance awards, with performance at target) and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause or for good reason at any time during the 24-month period following the Change in Control.

A “change-in-control” of the Company occurs in any of the following scenarios:

•
(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board immediately prior to either such event cease to constitute a majority of the members of the Board;
•
a majority of the Board ceases to be composed of incumbent directors;
•
a merger or similar business combination;
•
a sale of substantially all of the Company’s assets; or
•
a liquidation of the Company.

None of our NEOs have excise tax gross-ups. Instead, payments and benefits under the change-in-control agreements (as well as under all other agreements or plans covering the NEOs, including any equity award, plan or agreement) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments,” but only if the reduction would increase the net after-tax amount received by the NEO (the modified cap), with one exception. The exception is that any reduction will not be made if, on a net after-tax basis, such reduction would result in an NEO receiving less than 90% of the severance payment he or she would otherwise be entitled to under the change-in-control agreement or under any other agreement. In consideration for the protection afforded by the change-in-control agreements, the NEOs agreed to noncompetition and non-solicitation provisions.

46 ABM Industries Incorporated 2026 Proxy Statement

Potential Payments upon Retirement

The following table estimates potential payments for our NEOs if the NEO had retired or, if applicable, resigned from employment with ABM effective October 31, 2025. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Health Benefit Payments ($)	Equity-Based Grants That Vest Upon Retirement(1) ($)	Total(2) ($)
Scott Salmirs	--	9,424,237	9,424,237
David Orr	--	--	0
Rene Jacobsen	--	5,018,538	5,018,538
Raul Valentin	--	883,651	883,651
Sean Mahoney	--	883,651	883,651
(1)
Under the terms of their respective employment and equity award agreements, certain equity awards for Messrs. Salmirs and Jacobsen would continue to vest upon their retirement (subject to their compliance with certain restrictive covenants, including confidentiality, non-solicitation, and non-competition). Under the terms of their award agreements, certain awards would be prorated for Messrs. Valentin and Mahoney, with the RSUs vested upon retirement and the PSs upon the actual vest date. The values represented were calculated using $43.00 per share, the closing price per share of ABM common stock on October 31, 2025, multiplied by the applicable number of shares relating to the equity awards (at a target award level in the case of the PSs).
(2)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2025.” Amounts also do not include accrued but unused vacation pay and any accrued but unpaid base salary for employment through the retirement date.

Under the terms of their respective employment agreements, any equity-based awards received by Messrs. Salmirs and Jacobsen would continue to vest in the event of their respective retirements, if they were granted at least one year prior to their respective retirement dates, on the originally scheduled vesting dates of the awards (subject to the achievement of performance criteria, in the cause of PSs). Under the terms of the 2021 Equity and Incentive Compensation Plan, Messrs. Valentin’s and Mahoney’s awards would be prorated to the retirement date, if they were granted at least one year prior to his retirement date, with the RSUs vesting upon retirement and the PSs upon the originally scheduled vesting dates of the awards (subject to the achievement of performance criteria).

Potential Payments upon Termination without Cause or Resignation for Good Reason

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated without cause or if the NEO resigned for good reason (outside of a change-in-control) effective October 31, 2025. All amounts are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2025(1) ($)	Severance Payment(2) ($)	Company Portion of Medical Benefits(3) ($)	Equity Grants Vesting as a Result of Termination(4) ($)	Total(5) ($)
Scott Salmirs	1,545,000	6,437,500	24,961	9,424,237	17,431,698
David Orr	476,000	2,072,000	39,847	165,937	2,753,784
Rene Jacobsen	906,250	3,262,500	24,961	5,018,538	9,212,249
Raul Valentin	420,000	2,040,000	26,612	747,520	3,234,132
Sean Mahoney	360,500	1,751,000	24,961	747,520	2,883,981
(1)
Amount assumes target bonus at fiscal year-end 2025.
(2)
Multiple (2.5 for Mr. Salmirs; 2.0 for Messrs. Orr, Jacobsen, Valentin, and Mahoney) of the sum of base salary and target bonus for the year in which the termination occurs.
(3)
The amount shown is the estimated cost for health and welfare benefits for an 18-month period for Messrs. Salmirs, Orr, Jacobsen, Valentin, and Mahoney.
(4)
The value is based on $43.00 per share, the closing price per share of ABM common stock on October 31, 2025. The amount shown reflects PSs vesting at target value.
(5)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above table captioned “Nonqualified Deferred Compensation in Fiscal Year 2025.” Amounts do not include accrued but unused vacation pay and any unpaid salary for employment through termination date.

ABM Industries Incorporated 2026 Proxy Statement 47

Under his employment agreement in effect during fiscal year 2025, Mr. Salmirs would receive 2.5 times the sum of his base salary and target cash incentive compensation, 18 months medical benefits coverage, his prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination if he is terminated without “cause,” subject to his execution and non-revocation of a release of claims against the Company and continued compliance with restrictive covenants under the agreement. Under the terms of their respective employment agreements in effect during fiscal year 2025, and in connection with a termination of employment by the Company without cause, Messrs. Orr, Jacobsen, Valentin, and Mahoney would each receive 2.0 times the sum of base salary plus target cash incentive compensation, 18 months medical benefits coverage, prorated cash bonus for the year of termination based on the Committee’s determination of actual performance following the end of the performance period, and any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination, in each case subject to such person’s execution and non-revocation of a release of claims against the Company and continued compliance with restrictive covenants under the agreement.

Performance awards granted under the 2021 Equity and Incentive Compensation Plan generally vest pro rata (based on the number of months of services of the vesting period) in the event of a termination without cause at least one year after the grant date.

Potential Payments upon Death or Disability

The following table estimates potential payments for our NEOs if the NEO had been terminated due to death or disability on October 31, 2025. All amounts shown are lump-sum payments, unless otherwise noted.

Name	Unpaid Bonus for 2025(1) ($)	Health Benefit Payments ($)	Equity Grants Vesting(2) ($)	Total(3)(4) ($)
Scott Salmirs	1,545,000	0	14,788,115	16,333,115
David Orr	476,000	0	1,423,722	1,899,722
Rene Jacobsen	906,250	0	6,827,221	7,733,471
Raul Valentin	420,000	0	2,308,881	2,728,881
Sean Mahoney	360,500	0	2,060,417	2,420,917
(1)
Amount assumes target bonus at fiscal year-end 2025.
(2)
The value is based on $43.00 per share, the closing price per share of ABM common stock on October 31, 2025. For PSs, amounts shown reflect vesting at target value. Amount reflects the partial vesting of equity grants, as a result of death or disability on October 31, 2025.
(3)
In addition, ABM provides accidental death and dismemberment insurance for each of the NEOs (with coverage equal to two times base salary, up to a maximum of $750,000), as well as $150,000 business travel insurance coverage.
(4)
Amounts do not include the aggregate balance at fiscal year-end of nonqualified deferred compensation. These amounts are reflected in the above tables captioned “Nonqualified Deferred Compensation in Fiscal Year 2025.”

Under the terms of their respective employment agreements in effect during fiscal year 2025, and in connection with a termination by reason of death or disability, Messrs. Salmirs, Orr, Jacobsen, Valentin, and Mahoney would each receive any earned but unpaid cash bonus in respect of any completed fiscal year that has ended prior to the date of death or disability, a prorated target cash bonus based on the length of performance in the performance period, immediate vesting of any equity-based awards subject to time-based restrictions, and immediate vesting of any equity-based awards subject to performance restrictions, with such performance restrictions measured at the target level, in the case of disability to such person’s execution and non-revocation of a release of claims against the Company and continued compliance with restrictive covenants under the agreement.

48 ABM Industries Incorporated 2026 Proxy Statement

2025 CEO Pay Ratio

In accordance with SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Salmirs, our CEO. The 2025 annual total compensation of Mr. Salmirs was $9,111,185; and the 2025 annual total compensation of the median compensated employee was $41,638 (in each case, with annual total compensation calculated in accordance with the SEC rules applicable to the Summary Compensation Table). The ratio of these amounts was 219:1.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period. The pay ratio analysis of our employee population for purposes of our 2025 pay ratio disclosure was conducted with October 31, 2024 as the determination date to identify our median employee. In 2025, we determined there had been no change in our employee population or employee compensatory arrangements that would have significantly impacted the 2024 CEO pay ratio disclosure and required us to identify a new median employee for purposes of our 2025 pay ratio disclosure. However, our 2024 median employee experienced a change in circumstances in 2025, and consistent with SEC rules, for 2025, we chose to use a substitute employee who was immediately adjacent to the initial median employee and had substantially similar compensation to that of the initial median employee based on the compensation measure we had used to select the initial median employee.

We identified the median employee using base salary for each employee paid in that fiscal year (other than Mr. Salmirs), which we annualized for any permanent employee who did not work for the entire year (but did not annualize for temporary or seasonal employees). For purposes of identifying the median employee, we converted amounts paid in foreign currencies to U.S. dollars based on the applicable average exchange rate.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

ABM Industries Incorporated 2026 Proxy Statement 49

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	CIP Adjusted Net Income(4) ($ millions)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$9,111,185	$6,237,231	$3,067,138	$1,931,437	$136.42	$191.33	$162.4	$231.4
2024	$8,686,980	$11,631,629	$3,698,813	$3,971,054	$164.71(5)	$200.65	$81.4	$226.4
2023	$8,253,602	$5,335,253	$2,912,020	$2,089,755	$119.83	$145.35	$251.3	$231.9
2022	$8,336,757	$8,902,035	$2,865,096	$2,965,287	$132.79	$129.03	$230.4	$245.5
2021	$7,556,634	$13,980,283	$2,895,786	$3,692,270	$128.94	$139.99	$126.3	$240.1

(1) Scott Salmirs served as our principal executive officer (“PEO”) for the full fiscal year for each of 2025, 2024, 2023, 2022, and 2021. For fiscal year 2025, our non-PEO NEOs included Mr. Ellis, Mr. Jacobsen, Mr. Mahoney, Mr. Orr, and Mr. Valentin. For fiscal year 2024, our non-PEO NEOs included Mr. Ellis, Mr. Feinberg, Mr. Jacobsen, Ms. Newborn, and Mr. Valentin. For fiscal years 2023 and 2022, our non-PEO named executive officers (“NEOs”) included Mr. Ellis, Mr. Feinberg, Mr. Jacobsen, and Ms. Newborn. For fiscal year 2021, our non-PEO NEOs included Mr. Ellis, Dean A. Chin, Mr. Feinberg, Mr. Jacobsen, and Ms. Newborn.

(2) The dollar amounts in columns (c) and (e) represent the amount of “Compensation Actually Paid”, as computed in accordance with SEC rules. Compensation Actually Paid does not represent cash and/or equity value realized or paid to ABM’s PEO or NEOs, but rather is a value calculated under applicable SEC rules. For each of fiscal year 2025, 2024, 2023, 2022, and 2021, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

PEO SCT Total to Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023	2024	2025
SCT Total for PEO (column (b))	$7,556,634	$8,336,757	$8,253,602	$8,686,980	$9,111,185
- SCT “Stock Awards” column value	$4,454,996	$5,499,957	$5,750,227	$5,749,575	$6,449,997
- SCT “Option Awards” column value	$0	$0	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,819,970	$5,910,698	$4,650,057	$7,360,856	$5,308,599
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$4,438,209	($39,367)	($2,204,359)	$695,070	($1,703,462)
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$1,236,235	($205,505)	$176,327	$341,598	($254,945)
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0	$0	$0
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$384,231	$399,409	$209,853	$296,700	$225,851
Compensation Actually Paid to PEO (column (c))	$13,980,283	$8,902,035	$5,335,253	$11,631,629	$6,237,231

Non-PEO NEO Average SCT Total to Average Compensation Actually Paid Reconciliation

Fiscal Year	2021	2022	2023	2024	2025

50 ABM Industries Incorporated 2026 Proxy Statement

Average SCT Total for Non-PEO NEOs (column (d))	$2,895,786	$2,865,096	$2,912,020	$3,698,813	$3,067,138
- SCT “Stock Awards” column value	$1,365,593	$1,402,456	$1,581,287	$1,739,859	$1,302,683
- SCT “Option Awards” column value	$0	$0	$0	$0	$0
+ Fair Value at Fiscal Year-End of Equity Awards Granted in the Covered Fiscal Year That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$1,502,347	$1,507,193	$1,278,745	$1,837,163	$820,505
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Were Outstanding and Unvested as of the Covered Fiscal Year-End	$475,245	($19,548)	($613,616)	$135,875	($373,237)
+ Fair Value at Vesting Date of Equity Awards Granted and Vested in the Covered Fiscal Year	$0	$0	$0	$0	$0
+/- Change in Fair Value of Equity Awards Granted in Prior Fiscal Years That Vested During the Covered Fiscal Year	$120,555	($47,588)	$36,346	$114,862	($44,512)
- Fair Value as of Prior Fiscal Year-End of Equity Awards Granted in Prior Fiscal Years That Failed to Vest During the Covered Fiscal Year	$0	$0	$0	$142,775	$275,378
+ Dollar Value of Dividends or Other Earnings Paid Prior to the Vesting Date on Equity Awards During the Covered Fiscal Year	$63,930	$62,590	$57,547	$66,975	$39,604
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$3,692,270	$2,965,287	$2,089,755	$3,971,054	$1,931,437

(3) For each year, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on October 30, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. For purposes of this pay versus performance disclosure, the Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Composite 1500 – Commercial Services and Supplies industry index (the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4) CIP Adjusted Net Income is a non-GAAP measure. Reconciliations to the nearest GAAP measure, Net Income, are set forth in Appendix A.

(5) 2024 TSR for ABM has been corrected for a missed dividend.

ABM Industries Incorporated 2026 Proxy Statement 51

Pay Versus Performance Relationship Descriptions

The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance Table for each of 2025, 2024, 2023, 2022, and 2021, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance Table.

52 ABM Industries Incorporated 2026 Proxy Statement

Tabular List

The following table lists the three financial performance measures that we believe represent the most important financial performance measures we use to link compensation actually paid to our NEOs for fiscal year 2025 to our performance.

Most Important Performance Measures
• CIP Adjusted Net Income • Organic Revenue • M&A Adjusted EBITDA

ABM Industries Incorporated 2026 Proxy Statement 53

AUDIT MATTERS

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2026
AUDIT-RELATED MATTERS
Audit Committee Report
Principal Accounting Firm Fees and Services
Policy on Preapproval of Independent Registered Public Accounting Firm Services

54 ABM Industries Incorporated 2026 Proxy Statement

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING October 31, 2026

Proposal Summary

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for fiscal year 2026, which ends October 31, 2026. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s stockholders for ratification as a matter of good corporate governance.

Board Recommendation

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026.

The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2026. Although action by the stockholders on this matter is not required, the Audit Committee values stockholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek stockholder ratification of this selection. If the stockholders do not ratify the appointment of KPMG, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so. It is expected that the KPMG representatives will also be available to respond to appropriate questions.

Voting

Unless contrary instructions are received, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending October 31, 2026.

ABM Industries Incorporated 2026 Proxy Statement 55

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of ABM’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on ABM’s website under “Governance” at http://investor.abm.com/corporate-governance.cfm.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. KPMG LLP, ABM’s independent registered public accounting firm, is responsible for performing an independent audit of ABM’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. KPMG LLP is also responsible for performing an audit of and expressing an opinion on the effectiveness of ABM’s internal control over financial reporting, and for reporting the results of their audit to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with ABM’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls and the overall quality of ABM’s financial reporting processes.

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management. Management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2025 audited consolidated financial statements were prepared in accordance with United States generally accepted accounting principles.

The Audit Committee reviewed and discussed with the independent registered public accounting firm ABM’s fiscal year 2025 audited consolidated financial statements, the firm’s judgment as to the quality of ABM’s accounting principles, and such other matters as are required to be discussed with the independent registered public accounting firm under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of ABM’s internal control over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company and its management. As part of that review, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, for filing with the SEC.

Audit Committee:

Jill M. Golder, Chair
Quincy L. Allen

Barry A. Hytinen

Winifred M. Webb

56 ABM Industries Incorporated 2026 Proxy Statement

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of ABM’s consolidated financial statements and internal control over financial reporting during the fiscal years ended October 31, 2025 and 2024, and fees for other services rendered by KPMG LLP during those periods.

	2025	2024
Audit fees(1)	$6,345,610	$5,396,000
Audit-related fees(2)	209,800	323,200
Tax fees(3)	59,659	36,975
All other fees(4)	0	7,500
Total	$6,615,069	$5,763,675
(1)
Audit fees for 2025 and 2024 consisted of fees for audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.
(2)
Audit-related fees for 2025 consisted principally of fees for the audit of the financial statements of certain employee benefit plans and for services rendered in connection with the issuance of consents related to a registration statements on Forms S-8. Audit-related fees for 2024 consisted principally of fees for the audit of the financial statements of certain employee benefit plans and real time assessment with our ERP implementation.
(3)
Tax fees consisted of fees for tax compliance and consulting services for routine advice on federal, local and foreign tax matters.
(4)
Other fees for 2024 consisted of access to a learning portal.

Policy on Preapproval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee preapprove audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its preapproval authority to the Chair of the Audit Committee or any other member of the Audit Committee. All of KPMG’s services for fiscal years 2024 and 2025 were preapproved by the Audit Committee.

ABM Industries Incorporated 2026 Proxy Statement 57

GENERAL INFORMATION

Certain Relationships and Transactions with Related Persons
Delinquent Section 16(a) Reports
Equity Compensation Plan Information
Security Ownership of Certain Beneficial Owners
Security Ownership of Directors and Executive Officers
Questions and Answers About the Proxy Materials and the Annual Meeting
Other Business
Submission of Stockholder Proposals for the 2027 Annual Meeting
Appendix A–Calculation of Non-GAAP Financial Measures (Unaudited)

58 ABM Industries Incorporated 2026 Proxy Statement

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

As part of our Code of Business Conduct, directors, officers and employees are expected to make business decisions that are ethical and in the best interests of the Company, and not based upon personal interests or benefits. The Board recognizes that some transactions, arrangements, and relationships can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, and has adopted a written Related Party Transaction Policy (the “Policy”) governing these transactions. The Policy generally applies to “Related Party Transactions,” defined as any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements, or relationships, in which (i) the Company was, is or will be a participant and (ii) any of the following persons had, has or will have a direct or indirect interest:

•
any person who is or was since the beginning of the last fiscal year of the Company an executive officer, a director or nominee for election as a director;
•
a person known to be a greater than 5% beneficial owner of any class of the Company’s voting securities;
•
an immediate family member of any of the foregoing persons; and
•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has a greater than 10% beneficial ownership interest.

Pursuant to the Policy, the Governance Committee has the responsibility for conducting a reasonable prior review and oversight of all Related Party Transactions for potential conflicts of interest. In determining whether to approve a Related Party Transaction, the Governance Committee considers the following factors, among others: (i) the business purpose of the Related Party Transaction, (ii) whether the Related Party Transaction is entered into on an arms-length basis on terms fair to the Company, and (iii) whether such Related Party a Transaction would violate any other provision of the Policy, the Code of Business Conduct, or any other Company policy.

In the event that Company management, after consultation with the Company’s General Counsel, determines that it is unreasonable or impractical to wait until a meeting of the Governance Committee to enter into a Related Party Transaction, the Chair of the Governance Committee may approve such Related Party Transaction in accordance with the Policy. Any such approval must be reported to and ratified by the Governance Committee at its next regularly scheduled meeting. Further, in the event that the Company becomes aware of a Related Party Transaction that has not been the subject of a reasonable prior review and approval under the Policy, the Related Party Transaction will be reviewed by the Governance Committee as promptly as practicable for its action, which may include ratification, revision or termination of the Related Party Transaction.

If a Related Party Transaction is ongoing, the Governance Committee is responsible for overseeing such Related Party Transaction and may establish guidelines for the Company’s management team to follow in its ongoing dealings with the related party. The Governance Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to confirm that they are in compliance with the Governance Committee’s guidelines and that the Related Party Transaction remains appropriate.

There were no Related Party Transactions during fiscal year 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the SEC. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that all forms required to be filed by such persons under Section 16(a) were filed on a timely basis in fiscal year 2025, with the exception of (i) one Form 4 filing for Rene Jacobsen related to sales of shares that were reported on two transaction lines pursuant to his previously adopted 10b5-1 trading plan, that were reported late due to an administrative error, and (ii) one Form 3 filing for David Orr reporting an initial statement of beneficial ownership that was filed late as a result of delays in obtaining his EDGAR filing codes from the SEC.

ABM Industries Incorporated 2026 Proxy Statement 59

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)

Equity compensation plans approved by security holders	3,119,271	(1)	$13.22	(2)	4,734,703	(3)

Equity compensation plans not approved by stockholders	0		n/a		0

TOTAL	3,119,271		$13.22		4,734,703

(1)
Represents shares underlying awards that have been granted under the 2021 Equity and Incentive Compensation Plan. Includes 1,116,721, 1,975,328 and 27,222 shares that may be issued to settle outstanding RSUs, PSs (at maximum) and options, respectively. This number excludes 28,470 shares that were issued in January 2026 after the end of the most recent Employee Stock Purchase Plan (“ESPP”) purchase period, which began on October 1, 2025 and ended on December 31, 2025.
(2)
Weighted average exercise price in column (b) does not take into account RSUs and PSs, as such awards have no exercise price.
(3)
Includes (i) 3,296,050 shares available for grant under 2021 Equity and Incentive Compensation Plan and (ii) 1,438,653 shares available for issuance under the ESPP, which includes 28,470 shares described in footnote 1 above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2026, except as noted in the footnotes below, by the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of February 1, 2026. Unless otherwise noted, each person or entity has sole voting and investment power over the shares shown in the table.

Name and Address	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	9,061,291	15.46%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	8,043,485	13.73%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road Building One Austin, TX 78746	4,020,125	6.86%
State Street Corporation(5) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	3,691,060	6.30%
(1)
Based on 58,598,372 shares of common stock outstanding on February 1, 2026.

60 ABM Industries Incorporated 2026 Proxy Statement

(2)
Based on Amendment No. 4 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on July 17, 2025. BlackRock indicated sole voting power over 8,904,887 share, sole dispositive power over 9,061,291 shares, and no shared voting power or shared dispositive power.
(3)
Based on Amendment No. 15 to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. Vanguard indicated sole voting power over 0 shares, shared voting power over 43,961 shares, sole dispositive power over 7,937,292 shares and shared dispositive power over 106,193 shares.
(4)
Based on Amendment No. 6 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on October 9, 2025. Dimensional indicated sole voting power over 3,938,483 shares, sole dispositive power over 4,020,125 shares and no shared voting power or shared dispositive power.
(5)
Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC on January 24, 2024, on behalf of State Street and SSGA Funds Management, Inc. State Street indicated in the filing shared voting power over 3,482,370 shares, shared dispositive power over 3,691,060 shares and no sole voting power or sole dispositive power.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of February 1, 2026 by each named executive officer, each director and nominee and all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Quincy L. Allen	0	(3)	*
LeighAnne G. Baker	16,469	(4)	*
Carol A. Clements	0	(5)	*
Donald F. Colleran	16,532	(6)	*
James D. DeVries	0	(7)	*
Earl R. Ellis	9,748	(8)	*
Art A. Garcia	4,988	(9)	*
Thomas M. Gartland	6,094	(10)	*
Jill M. Golder	13,958	(11)	*
Barry A. Hytinen	0	(12)	*
Rene Jacobsen	9,339	(13)	*
Sudhakar Kesavan	46,107	(14)	*
Sean Mahoney	30,557	(15)	*
David Orr	13,369	(16)	*
Scott Salmirs	266,516	(17)	*
Raul Valentin	29,777	(18)	*
Winifred M. Webb	30,477	(19)	*
Executive officers and directors as a group (21 persons)	528,555	(20)	*

* Less than 1% of the common shares outstanding.

(1)
Represents shares of ABM’s common stock held. Does not include RSUs that vest and/or will be settled in shares more than 60 days after February 1, 2026.
(2)
Based on 58,598,372 shares of common stock outstanding as of February 1, 2026.
(3)
Includes 0 shares of ABM’s common stock held. Excludes 20,848 RSUs held by Mr. Allen that are not scheduled to vest within 60 days of February 1, 2026.
(4)
Includes 16,469 shares of ABM’s common stock held. Excludes 3,996 RSUs held by Ms. Baker that are not scheduled to vest within 60 days of February 1, 2026.

ABM Industries Incorporated 2026 Proxy Statement 61

(5)
Includes 0 shares of ABM’s common stock held. Excludes 5,983 RSUs held by Ms. Clements that are not scheduled to vest within 60 days of February 1, 2026.
(6)
Includes 16,532 shares of ABM’s common stock held. Excludes 3,996 RSUs held by Mr. Colleran that are not scheduled to vest within 60 days of February 1, 2026.
(7)
Includes 0 shares of ABM’s common stock held. Excludes 15,879 RSUs held by Mr. DeVries that are not scheduled to vest within 60 days of February 1, 2026.
(8)
Includes 9,748 shares of ABM’s common stock held by Mr. Ellis.
(9)
Includes 4,988 shares of ABM’s common stock held. Excludes 30,260 RSUs held by Mr. Garcia that are not scheduled to vest within 60 days of February 1, 2026.
(10)
Includes 6,094 shares of ABM’s common stock held. Excludes 29,156 RSUs held by Mr. Gartland that are not scheduled to vest within 60 days of February 1, 2026.
(11)
Includes 13,958 shares of ABM’s common stock held. Excludes 3,996 RSUs held by Ms. Golder that are not scheduled to vest within 60 days of February 1, 2026.
(12)
Includes 0 shares of ABM’s common stock held. Excludes 4,921 RSUs held by Mr. Hytinen that are not scheduled to vest within 60 days of February 1, 2026.
(13)
Includes 9,339 shares of ABM’s common stock held. Excludes 41,366 RSUs held by Mr. Jacobsen that are not scheduled to vest within 60 days of February 1, 2026.
(14)
Includes 46,107 shares of ABM’s common stock held. Excludes 5,366 RSUs held by Mr. Kesavan that are not scheduled to vest within 60 days of February 1, 2026.
(15)
Includes 30,557 shares of ABM’s common stock held. Excludes 17,485 RSUs held by Mr. Mahoney that are not scheduled to vest within 60 days of February 1, 2026.
(16)
Includes 13,369 shares of ABM’s common stock held. Excludes 22,894 RSUs held by Mr. Orr that are not scheduled to vest within 60 days of February 1, 2026.
(17)
Includes 266,516 shares of ABM’s common stock held. Excludes 176,384 RSUs held by Mr. Salmirs that are not scheduled to vest within 60 days of February 1, 2026.
(18)
Includes 29,777 shares of ABM’s common stock held. Excludes 20,619 RSUs held by Mr. Valentin that are not scheduled to vest within 60 days of February 1, 2026.
(19)
Includes 30,477 shares of ABM’s common stock held. Excludes 14,293 RSUs held by Ms. Webb that are not scheduled to vest within 60 days of February 1, 2026.
(20)
Includes 528,555 shares of ABM’s common stock held by executive officers and directors as a group. Excludes 463,782 RSUs held by executive officers and directors as a group that are not scheduled to vest within 60 days of February 1, 2026.

62 ABM Industries Incorporated 2026 Proxy Statement

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive a “Notice Regarding the Availability of Proxy Materials” instead of a full set of proxy materials?

We are furnishing proxy materials to our stockholders primarily via “Notice and Access” delivery pursuant to SEC rules. On February 13, 2026, we mailed to our stockholders (other than those who previously requested a printed set) a “Notice Regarding the Availability of Proxy Materials” containing instructions on how to access the proxy materials via the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by our stockholders, reduces the cost of producing and mailing the full set of proxy materials and helps us contribute to sustainable practices. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access the proxy materials and vote over the Internet. If you received a Notice by mail and would like to receive paper copies of our proxy materials in the mail, you may follow the instruction in the Notice for making this request. The Notice also contains instructions on how you may request to receive an electronic copy of our proxy materials by email.

When and where will the Annual Meeting be held?

The Annual Meeting will take place virtually via live webcast on March 25, 2026, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/ABM2026.

What do I need to do to attend the Annual Meeting?

All stockholders of record as of the Record Date, January 26, 2026, or their proxy holders, are welcome to attend the Annual Meeting. The Annual Meeting will be held in a virtual meeting format only, via webcast. You will not be able to attend the Annual Meeting physically in person.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares. You must enter the 16-digit control number found on your proxy card to attend and participate in the Annual Meeting.

If your shares are held in an account at a broker, bank or other similar organization, you are the beneficial owner of shares held in “street name.” You must enter the 16-digit control number found on your voting instruction form, evidencing your ownership of ABM Industries Incorporated common stock as of the record date, in order to attend and participate in the Annual Meeting.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. Recording of the event is strictly prohibited.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/ABM2026.

Who is entitled to vote at the Annual Meeting?

Holders of ABM common stock at the close of business on January 26, 2026 are entitled to receive the Notice and Proxy Statement and to vote their shares at the Annual Meeting. As of that date, there were 58,884,299 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Will my vote be confidential?

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidentially by the Company. Such documents are available for examination only by the inspectors of election and certain employees who assist in the tabulation of votes. The vote of any individual stockholder will not be disclosed except as may be necessary to meet applicable legal requirements.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with ABM’s transfer agent, Computershare, you are the “stockholder of record” of those shares. The Notice and Proxy Statement and any accompanying materials have been provided directly to you by ABM.

ABM Industries Incorporated 2026 Proxy Statement 63

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Notice and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I vote?

You may vote using any of the following methods:

•
online before the Annual Meeting: www.proxyvote.com (as described in the Notice). Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on March 24, 2026, or by 11:59 p.m. Eastern Time on March 22, 2026 for shares held in the ABM Employee Stock Purchase Plan;
•
by telephone using the toll-free phone number listed on your proxy card or voting instruction form. Proxies submitted via the telephone must be received by 11:59 p.m. Eastern Time on March 24, 2026, or by 11:59 p.m. Eastern Time on March 22, 2026 for shares held in the ABM Employee Stock Purchase Plan; or
•
if you received physical proxy materials with an enclosed postage paid envelope, completing, signing, dating and mailing your proxy card or voting instruction form.

We encourage you to vote via the Internet. To vote online during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ABM2026 and use the control number on your Notice, proxy card or voting instruction form.

Your vote is important.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
giving written notice to our Corporate Secretary;
•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•
voting online during the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

Can I access the 2026 proxy materials and the Annual Report on Form 10-K for fiscal year ended October 31, 2025 on the Internet?

The Notice and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended October 31, 2025 are available on our website at www.abm.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

64 ABM Industries Incorporated 2026 Proxy Statement

Is there a list of stockholders entitled to vote at the Annual Meeting?

For 10 days prior to the Annual Meeting and during the Annual Meeting, a list of registered stockholders eligible to vote at the Annual Meeting will be available for review by stockholders. If you would like to view the stockholder list in advance of the Annual Meeting, please contact Investor Relations at ir@abm.com. A list of registered stockholders eligible to vote at the Annual Meeting will be available electronically to stockholders at www.virtualshareholdermeeting.com/ABM2026 during the entirety of the Annual Meeting.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, your shares are present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of twelve director nominees to serve one-year terms or the advisory approval of our executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is a quorum for the Annual Meeting?

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal		Vote Required	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
01	Election of Twelve Director Nominees to Serve One-Year Terms	Majority of Votes Cast	No	No effect	No effect
02	Advisory Approval of Our Executive Compensation	Majority of Shares Present in Person or by Proxy and Entitled to Vote	No	No effect	Vote against
03	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2026	Majority of Shares Present in Person or by Proxy and Entitled to Vote	Yes	Not applicable	Vote against

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxy Committee, composed of LeighAnne G. Baker, Sudhakar Kesavan and Scott Salmirs, appointed by the Board will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the election of each of the twelve director nominees to serve one-year terms;
•
FOR the advisory approval of our executive compensation;

ABM Industries Incorporated 2026 Proxy Statement 65

•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026;

Could other matters be decided at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the 2026 Annual Meeting other than those referred to in this Proxy Statement (see “Other Business” below).

If you return your signed and completed proxy card or voting instruction card, or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board will have the discretion to vote for you on such matters and intends to vote the proxies in accordance with its best judgment.

Who will pay for the cost of this proxy solicitation?

ABM will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. They will not receive any additional compensation for these activities.

Who will count the votes?

Broadridge Financial Solutions, Inc. will be the proxy tabulator, and American Election Services, LLC will act as the inspector of election. Such inspector will be present at the Annual Meeting to process the votes cast by our stockholders, make a report of inspection, count the votes cast by our stockholders and certify as to the number of votes cast on each proposal.

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address and the same last name (or the company reasonably believes that they all are members of the same family) by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers engage in householding, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once stockholders have received notice from their broker or the Company that proxy materials will be sent in the householding manner to the stockholder’s address, householding will continue until otherwise notified or until the stockholder revokes such consent. If, at any time, stockholders no longer wish to participate in householding and would prefer to receive separate proxy materials, they should notify their broker if their shares are held in a brokerage account, or the Company if they hold registered shares. The Company will deliver promptly upon written or oral request a separate copy of the Notice, Annual Report on Form 10-K for the fiscal year ended October 31, 2025 or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, stockholders should notify their broker or the Company. Any such written notice directed to the Company should be addressed to the Investor Relations department of ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, NY 10006, or oral notice may be given by calling the Company at (212) 297-0200:

•
to receive a separate copy of the Notice, Proxy Card, Annual Report, or Proxy Statement for the Annual Meeting;
•
to receive separate copies of proxy materials for future meetings; or
•
if the stockholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, rather than receiving multiple copies.

Where can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8‑K filed with the SEC within four business days after the Annual Meeting.

66 ABM Industries Incorporated 2026 Proxy Statement

How do I communicate with the Board?

You (stockholders and other interested persons) may communicate with our entire Board, the Chairman or the independent directors as a group by sending an e-mail to boardofdirectors@abm.com or by writing to Board of Directors, ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006. Our Corporate Secretary will forward all communications relating to ABM, other than business solicitations, advertisements, job inquiries or similar communications, directly to the appropriate directors.

In addition, we maintain a Compliance Hotline that is available 24 hours a day, seven days a week, to receive calls,
e-mails and letters to report a concern or complaint, anonymous or otherwise. The Compliance Hotline can be reached at 1-877-253-7804, or online at www.abmhotline.ethicspoint.com.

OTHER BUSINESS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chair of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws.

ABM Industries Incorporated 2026 Proxy Statement 67

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

The table below summarizes the requirements for stockholders who wish to submit proposals or director nominations for the 2027 Annual Meeting of Stockholders. Stockholders are encouraged to consult Rule 14a-8 of the Exchange Act and our Bylaws, as appropriate, to see all applicable information.

Under SEC rules and our Bylaws, if a stockholder wants us to include a proposal in our 2027 proxy materials for presentation at our 2027 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at One Liberty Plaza, 7th Floor, New York, New York 10006, Attention: Corporate Secretary, as described below.

	Proposals for inclusion in the 2027 Proxy Statement	Other proposals/nominees to be presented at the 2027 Annual Meeting*
Type of proposal	SEC rules permit stockholders to submit proposals for inclusion in our 2027 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Securities Exchange Act

Stockholders may present proposals for business to be considered or proposals for director nominations directly at the 2027 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Section 2.5 or Section 3.7 of our Bylaws, as applicable.*

When proposal must be received by the Company	No later than October 16, 2026	No earlier than November 25, 2026, and no later than December 25, 2026.
Where to send	Delivered to, or be mailed and received at the Company’s principal executive offices: Office of the Corporate Secretary One Liberty Plaza, 7th Floor New York, New York 10006
What to include	The information required by Rule 14a-8 of the Exchange Act

The information required by our Bylaws including, without limitation, the following information with respect to stockholder and the stockholder director nominees (among other matters): (i) the proposing person’s notice, (ii) the nominee’s written questionnaire with respect to the identity, background and qualifications of such nominee (iii) all information related to the candidate that is required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act , (iv) a representation from the nominee that he or she is not party to and will not become a party to any agreement, arrangement or understanding about how such person will act or vote on any issue or question that has not been disclosed to the Company, (v) disclosure of any agreement, arrangement, or understanding with any person or entity, other than the Company, with respect to any direct or indirect compensation, reimbursement or indemnification for service as a Board member, and (vi) a representation from the nominee that, if elected, he or she would be in compliance and will comply with the Bylaws and with all applicable publicly disclosed corporate governance policies, and (vii) if applicable, a statement in the notice that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than ABM’s nominees.

* Our Bylaws are available in the corporate governance section of our website at http://investor.abm.com/corporate-governance.cfm.

68 ABM Industries Incorporated 2026 Proxy Statement

APPENDIX A–CALCULATIONS OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures used in this Proxy Statement to our reported financial results prepared in accordance with GAAP are included in the tables below.

2025 Business Performance Highlights and Related Reconciliations:

Year Ended October 31,
(in millions)	2025
Reconciliation of Net Income to Adjusted EBITDA

Net Income	$162.4
Items impacting comparability(1)	74.7
Income tax provision	57.6
Interest expense	96.4
Depreciation and amortization	105.6
Adjusted EBITDA	$496.6

Year Ended October 31,
(in millions)	2025
Reconciliation of Net Income to Adjusted Net Income

Net Income	$162.4
Items impacting comparability(1)	74.7
Income tax benefit	(21.3)
Items impacting comparability, net of taxes	53.4
Adjusted Net Income	$215.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$234.4
Additions to property, plant and equipment	(79.3)
Free Cash Flow	$155.1

Incentive Compensation Metrics and Related Reconciliations or Definitions of Metrics:
2025 Cash Incentive Plan Reconciliations:

Year Ended October 31,
(in millions)	2025
Reconciliation of Net Income to CIP Adjusted Net Income

Net Income	$162.4
Items impacting comparability(1)	74.7
Income tax benefit	(21.3)
Items impacting comparability, net of taxes	53.4
Impact from prior year self-insurance adjustments(2)	16.6
Impact of LMC acquisition	(1.1)
CIP Adjusted Net Income	$231.4

(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2025 Financial Results press release for a full list of Items Impacting Comparability.

(2)
After communications with the Securities and Exchange Commission, we have revised our external definitions of the non-GAAP financial measures adjusted net income and adjusted EBITDA, to no longer exclude the positive or negative impact of “prior year self-insurance adjustments”. However, we continue to exclude “prior year self-insurance adjustments” from our results in order to calculate payment amounts for our incentive plans (CIP and Performance Shares). Prior year self-insurance adjustment represents adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. These prior year adjustments reflect developments of claims that could date back many years and are often influenced by unpredictable changes in regulatory, legal or medical trends that management has little ability to influence. As a result, these adjustments can also change in value significantly from period-to-period, including reversing positive or negative adjustments.

A-1 ABM Industries Incorporated 2026 Proxy Statement

2024-2026 and 2025-2027 TSR-Modified Performance Shares Awards Metric Definitions:

•
M&A Adjusted EBITDA means Net Income before interest expense, taxes, depreciation and amortization and excluding items impacting comparability, further adjusted to exclude the impact of adopting any new accounting standards and any divestitures, and further adjusted to include the impact of acquisitions.
•
M&A Adjusted Revenue means the Company’s revenue for fiscal years 2024-2026 or 2025-2027, as applicable, adjusted to exclude the impact of adopting any new accounting standards and any divestitures, and further adjusted to include the impact of acquisitions.

2023-2025 TSR-Modified Performance Shares Award Reconciliations:

	Years Ended October 31,
	2025	2024	2023
Reconciliation of Net Income to Adjusted EBITDA and M&A Adjusted EBITDA

Net Income	$162.4	$81.4	$251.3
Items impacting comparability(1)	74.7	152.6	6.4
Income tax provision	57.6	52.2	79.7
Interest expense	96.4	85.0	82.3
Depreciation and amortization	105.6	106.6	120.7
Adjusted EBITDA	496.6	477.8	540.4
Prior year self-insurance adjustments(2)	23.3	20.3	(11.3)
Impact of Quality Uptime acquisition	(6.4)	(2.8)	-
M&A Adjusted EBITDA	$513.5	$495.2	$529.1

Pay Versus Performance Reconciliations:

	Years Ended October 31,
(in millions)	2025	2024	2023	2022	2021
Reconciliation of Net Income to CIP Adjusted Net Income

Net Income	$162.4	$81.4	$251.3	$230.4	$126.3
Items impacting comparability(1)	74.7	152.6	6.4	72.4	200.5
Income tax benefit	(21.3)	(21.3)	(17.7)	(28.4)	(52.0)
Items impacting comparability, net of taxes	53.4	131.3	(11.3)	44.0	148.5
Prior year self-insurance adjustments(2)	16.6	14.6	(8.1)	(27.3)	(31.5)
Impact of LMC, Quality Uptime, Momentum and RavenVolt acquisitions	(1.1)	(0.9)	-	(1.6)	(3.2)
CIP Adjusted Net Income	$231.4	$226.4	$231.9	$245.5	$240.1
(1)
The Company adjusts net income to exclude the impact of certain items that are unusual, non-recurring, or otherwise do not reflect management’s view of the underlying operational results and trends of the Company. Please refer to the Company’s Fourth Quarter and Full Year 2025 Financial Results press release for a full list of Items Impacting Comparability.
(2)
After communications with the Securities and Exchange Commission, we have revised our external definitions of the non-GAAP financial measures adjusted net income and adjusted EBITDA, to no longer exclude the positive or negative impact of “prior year self-insurance adjustments”. However, we continue to exclude “prior year self-insurance adjustments” from our results in order to calculate payment amounts for our incentive plans (CIP and Performance Shares). Prior year self-insurance adjustment represents adjustments to our self-insurance reserve for general liability, workers’ compensation, automobile and medical and dental insurance claims related to prior period accident years. These prior year adjustments reflect developments of claims that could date back many years and are often influenced by unpredictable changes in regulatory, legal or medical trends that management has little ability to influence. As a result, these adjustments can also change in value significantly from period-to-period, including reversing positive or negative adjustments.

ABM Industries Incorporated 2026 Proxy Statement A-2

ABM Corporate Headquarters

212.297.0200

ABM.com

©2026 ABM Industries Inc.
All rights reserved.

w SCAN TO VIEW MATERIALS & VOTE ABM INDUSTRIES INCORPORATED ONE LIBERTY PLAZA 7TH FLOOR NEW YORK, NY 10006 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 24, 2026, or until 11:59 p.m. Eastern Time on March 22, 2026 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 24, 2026, or until 11:59 p.m. Eastern Time on March 22, 2026 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V82745-P42640 ABM INDUSTRIES INCORPORATED The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1: 1. Election of twelve director nominees to serve one-year terms. Nominees: 1a. Quincy L. Allen 1b. LeighAnne G. Baker 1c. Carol A. Clements 1d. Donald F. Colleran 1e. James D. DeVries 1f. Art A. Garcia 1g. Thomas M. Gartland 1h. Jill M. Golder 1i. Barry A. Hytinen 1j. Sudhakar Kesavan 1k. Scott Salmirs 1l. Winifred M. Webb Abstain Against For The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Advisory approval of our executive compensation. 3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

w.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 25, 2025, or until 11:59 p.m. Eastern Time on March 23, 2025 for shares held in the ABM Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ABM2025 You may attend the me

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 25, 2026: The Notice, Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the Fiscal Year Ended October 31, 2025 are available at www.proxyvote.com. V82746-P42640 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2026 The undersigned hereby appoints LeighAnne G. Baker, Sudhakar Kesavan and Scott Salmirs and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated to be held virtually via live webcast on March 25, 2026, at 11:00 a.m. Eastern Time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side